UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BMO Partners Fund, L.P.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          --------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          --------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
          --------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          --------------------------------------------------------------------

     5)   Total fee paid:
          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:
          --------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
          --------------------------------------------------------------------

     3)   Filing Party:
          --------------------------------------------------------------------

     4)   Date Filed:
                      ------------

                            BMO PARTNERS FUND, L.P.


                                                             ________ __, 2004


TO:      Investors in BMO Partners Fund, L.P. (the "Fund")

          The Fund will hold a meeting of the Limited Partners on September 28, 2004. The purpose of this meeting is to give you the chance to vote on the proposal to amend the Fund's Limited Partnership Agreement (the "Agreement") to change the structure of the Fund so that, among other things, the Fund would no longer be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Limited Partners of record as of the close of business on August 13, 2004 are entitled to vote at the meeting or any adjournment thereof. The accompanying proxy statement of the Fund provides a detailed discussion of the proposal and the anticipated changes to the Fund if the proposal is adopted. Please read it carefully before you vote your Units.

          On May 9, 2000, the Fund filed a registration statement with the Securities and Exchange Commission (the "SEC") to register the Fund under the 1940 Act. The Fund had operated as an unregistered investment company for nearly ten years prior to the SEC filing. In its first nine years, the Fund grew from a limited number of investors in its early stages to a number of investors that was approaching the 100 investor threshold that would trigger registration under the 1940 Act. Beck, Mack & Oliver, the Fund's general partner and investment adviser (the "Manager"), determined that rather than limit the number of investors at 100, the Manager would register the Fund to allow the number of investors to grow. The Manager hoped this would allow the Fund to take advantage of economies of scale that could lower the Fund's expense ratio and increase the portfolio's investment flexibility and liquidity. Unfortunately, the Fund has not grown as expected and has never had more than 139 investors. The Fund currently has 105 investors and anticipates that the number of investors will be 100 or less following its third quarter repurchase offer.

         The Board of Directors of the Fund has determined that it is in the best interests of the Limited Partners to amend the Agreement to change the Fund's structure so that it will be substantially similar to the structure it had prior to the SEC registration in May 2000 (the "Proposal"). By becoming a registered fund, the Fund became subject to various federal securities laws, which impose additional regulatory requirements on the Fund thereby increasing Fund expenses. In light of the decreasing number of investors in the Fund, the Board of Directors believes the costs associated with being a registered fund outweigh the benefits achieved by registration.

          The Proposal will not change the Fund's most important features: The Fund's current Manager will still manage the Fund's investments, interests in the Fund will still be privately placed, and the Fund's investment program will remain substantially the same. Your units of limited partnership interests ("Units") will be converted back into a limited partnership interest, but that is merely a formal change that does not affect the value of your investment.

         Enclosed are the notice of meeting, proxy and related proxy statement. The enclosed materials request your approval of amendments to the Agreement, which will, among other things, make certain structural changes to the Fund. When the Fund has 100 or fewer investors, which is anticipated to occur in October, 2004 following the next repurchase offer, the Fund will file an application with the SEC to terminate the registration of the Fund and it is expected that the new structure will become effective in the fourth quarter of 2004 or on such date as the Manager shall determine. The proposed changes are discussed in detail in the enclosed materials.

         After careful consideration, the Manager and the Board of Directors, including the directors who are not "interested persons" of the Fund, approved the Proposal and recommend that the Limited Partners approve the Proposal.

         Limited Partners who return the enclosed proxy need not attend the meeting on September 28, 2004 to have their votes counted. Even after you return your proxy you may still vote in person at the meeting, in which case the proxy will be disregarded.

         Following approval of the Proposal by the Limited Partners, a revised private placement memorandum reflecting the new structure and other matters will be finalized, and a copy will be sent to each Limited Partner.

         We urge you to carefully review the enclosed materials for all of the details on the Proposal described above. It is very important that you sign the enclosed proxy, check the appropriate boxes on the reverse side and return it to us promptly.

         We thought it would be helpful to provide the following questions and answers regarding the enclosed Proposal. They are designed to help answer questions you may have and help you cast your votes, and are being provided as a supplement to, not a substitute for, the proxy statement, which we urge you to carefully review.

         Please feel free to call Dan I. Abrams at Beck, Mack & Oliver LLC (212-661-2640) to answer questions you may have regarding the voting of your Units. If we have not received your PROXY prior to the date of the Meeting, you may receive a telephone call from us encouraging you to exercise your right to vote. As always, we thank you for your confidence and support.

                                    Sincerely,


                                    John C. Beck
                                    Chairman
                                    BMO Partners Fund, L.P.

Enclosures

                             QUESTIONS AND ANSWERS

Q.   HOW WILL FUND STRUCTURE CHANGE IF THE PROPOSAL IS APPROVED?

A. If the Proposal is approved, the structure of the Fund will be substantially similar to the structure before the Fund was registered with the SEC. The Fund will no longer be subject to the regulations under the 1940 Act and certain other federal securities laws. The Fund will no longer be an interval fund subject to specific guidelines and limits on when and how Limited Partners can sell their interest back to the Fund. In addition, the Fund will no longer have a board of directors.

Q.   WHEN MUST A COMPANY BE REGISTERED UNDER THE 1940 ACT?

A. A fund with more than 100 beneficial owners must register under the 1940 Act. A fund with 100 or fewer beneficial owners may file an application to terminate its registration with the SEC. We anticipate that the Fund will have 100 or fewer beneficial owners following the Fund's next repurchase offer and, accordingly, will be eligible to file such an application with the SEC.

Q.   HOW WILL THESE CHANGES AFFECT ME AS A LIMITED PARTNER?

A. The Fund's investment manager will continue to be Beck, Mack & Oliver LLC and the Fund's investment program will remain the same. The schedule of fees the Fund pays to the Manager will not change. The Fund will no longer have all of the specific protections of the federal securities laws. However, certain of the Fund's expenses may decrease since the Fund will no longer be subject to certain federal regulation.

     Although the Fund's repurchase offers have never been oversubscribed, Limited Partners will now have the ability to redeem their entire investment each fiscal quarter because the Fund will no longer be subject to the 25% repurchase offer limit. In addition, distributions from the Fund will now be able to be made in cash or securities or both because the Fund will no longer be required to pay for all repurchases with cash. The Fund will no longer have a board of directors and the Manager will again have responsibility for the day-to-day management and conduct of the business of the Fund. While the Fund will no longer have a board of directors, it will create an advisory board made up of the current independent directors. It is expected that the advisory board will meet with management on a quarterly basis to discuss any issues arising with respect to the Fund. However, the advisory board will not have any decision-making authority for the Fund and will continue in existence at the sole discretion of the Manager.

     As a result of these changes, the Fund's structure and operation will be substantially similar to the structure it had prior to SEC registration in 2000.

Q.   HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the Board of Directors determined that the Proposal is in the best interests of the Limited Partners and recommends that Limited Partners vote "FOR" the Proposal.

Q.   IF THE PROPOSAL IS APPROVED, WHEN WILL THE PROPOSED CHANGES BECOME
     EFFECTIVE?

A. Once the Fund has 100 or fewer beneficial owners, the Fund will file an application with the SEC to terminate its registration under the 1940 Act. We anticipate that the Fund will have 100 or fewer beneficial owners following the Fund's next repurchase offer in October, 2004. We expect the SEC review process to last 30 to 60 days after filing the application. After its review, the SEC will issue an order terminating the registration of the Fund. The amendment to the partnership agreement will be effective upon the issuance of the order from the SEC or such other date as the Manager shall determine.

Q.   WHOM DO I CALL IF I HAVE QUESTIONS?

A. Please feel free to call Dan I. Abrams at 212-661-2640 to answer any questions you may have regarding the voting of your shares.

Please SIGN the attached proxy and MARK the
attached ballot and return both in the enclosed
envelope.
------------------------------------------------------------------------------
                                     PROXY

                            BMO PARTNERS FUND, L.P.

This PROXY is solicited by Beck, Mack & Oliver LLC.

The undersigned hereby appoints JOHN C. BECK, DAN I. ABRAMS and WALTER K. GILES, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all Units of BMO Partners Fund, L.P. which the undersigned is entitled to vote at the Meeting of Limited Partners to be held at 360 Madison Avenue, 20th Floor, New York, New York 10017 on September 28, 2004, at 9:30 a.m. (New York time), and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Meeting of Limited Partners and hereby instructs said attorneys and proxies to vote said Units as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting of Limited Partners. A majority of the proxies present and acting at the Meeting of Limited Partners in person or by substitute shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                   NOTE: Please sign exactly as your name
                                   appears on this proxy. If joint owners,
                                   EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


                                   Date ______________ ____, 2004


                                   ----------------------------------

                                   ----------------------------------


                                   Signature(s), Title(s) (if applicable)

                                   PLEASE SIGN, DATE, CHECK THE APPROPRIATE
                                   BOXES ON THE REVERSE SIDE AND RETURN
                                   PROMPTLY IN THE ENCLOSED ENVELOPE.

                            BMO PARTNERS FUND, L.P.

Please indicate your vote by an "X" on the appropriate line below.

This proxy, if properly executed, will be voted in the manner directed by the Limited Partner.

If no direction is made, this proxy will be voted FOR the Proposal.

Please refer to the Proxy Statement for a discussion of the Proposal.



THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.



Proposal: Approval of the Third Amended and Restated Limited Partnership Agreement of the Fund, the filing of an application with the Securities and Exchange Commission to terminate the registration of the Fund and cease operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.

       / /  For            / /  Against               / /  Abstain


          The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments or postponements thereof.

                            BMO PARTNERS FUND, L.P.

                                  ---------


                     NOTICE OF MEETING OF LIMITED PARTNERS
                                                             ________ __, 2004


To the Investors in BMO Partners Fund, L.P. (the "Fund"):

         Notice is hereby given that a meeting (the "Meeting") of the Limited Partners of BMO Partners Fund, L.P. will be held on September 28, 2004 at 360 Madison Avenue, New York, New York on the 20th Floor at 9:30 a.m. (New York time).

         The Meeting will be held for the purposes of considering and voting upon:

         1. The approval of an amendment of the Fund's limited partnership agreement, the subsequent filing of an application with the SEC to terminate the Fund's registration under the 1940 Act and cease operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.

         2. Any other business that may properly come before the Meeting and any adjournment(s) thereof.

         The close of business on August 13, 2004 has been fixed as the record date for the determination of Limited Partners who will be entitled to receive notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors,



                                          Dan I. Abrams
                                          Chief Financial Officer
                                          BMO Partners Fund, L.P.

New York, New York
_________ __, 2004

                            BMO PARTNERS FUND, L.P.

                                   ---------

                                PROXY STATEMENT

         This statement is furnished in connection with a solicitation by the Board of Directors of the BMO Partners Fund, L.P. (the "Fund") of proxies to be used at a meeting of the Limited Partners (the "Meeting") of the Fund and any adjournment(s) thereof. The Meeting will be held on September 28, 2004, at 360 Madison Avenue, New York, New York on the 20th Floor at 9:30 a.m. (New York time). This statement and the accompanying form of proxy are first being mailed to Limited Partners on or about __________ __, 2004.

         Any Limited Partner may request an additional copy of the Fund's annual report containing financial statements for the fiscal year ended December 31, 2003 free of charge by mailing the enclosed self-addressed postage paid card for requesting the Fund's annual report. The Fund will be mailing a copy of the Fund's semi-annual report containing unaudited financial statements for the six months ended June 30, 2004 no later than August 29, 2004.

         Limited Partners who execute proxies with respect to the Proposal retain the right to revoke them in person at the Meeting or by written notice received by the Manager at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted "FOR" the Proposal at the Meeting and any adjournment(s) thereof. The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting and any adjournment(s) thereof. The close of business on August 13, 2004 has been fixed as the record date (the "Record Date") for the determination of Limited Partners entitled to notice of and to vote at the Meeting on the Proposal. On the Record Date there were 2,179,443.416 units of limited partnership interests ("Units") outstanding. Each Limited Partner shall be entitled to cast one vote for each Unit held as of the Record Date. Capitalized terms, which are not defined in this proxy statement shall have the meanings assigned to them in the Fund's Second Amended and Restated Limited Partnership Agreement.

         In the event that the presence in person or by proxy of the holders of a majority of the total number of votes eligible to be cast by all Limited Partners as of the Record Date (a "Quorum") are not present or represented by proxy, or in the event a Quorum is present but sufficient votes to approve the Proposal to be acted on at the Meeting are not received, the Manager may adjourn the meeting to the time or times determined by the Manager without additional notice to the Limited Partners. A vote may be taken on the Proposal in this statement prior to any such adjournment if sufficient votes have been received for approval.

         The Limited Partners who plan on attending the Meeting will be required to provide valid identification in order to gain admission.

         The primary purpose of the Proposal is to permit the Fund to amend the Limited Partnership Agreement to make certain structural changes so that, among other things, the Fund would no longer be registered with the Securities and Exchange Commission (the "SEC") and would no longer operate as an interval fund pursuant to Rule 23c-3 under the Investment Company Act of 1940 (the "1940 Act").

         The Fund's principal address is 360 Madison Avenue, 20th Floor, New York, New York 10017-7111.

Proposal: Approval of the Third Amended and Restated Limited Partnership Agreement, the Filing of an Application with the SEC to Terminate the Funds' Registration with the SEC and Cease Operating as an Interval Fund Pursuant to Rule 23c-3 under the 1940 Act

Introduction

         The Fund was formed in March 1991 and operated as an unregistered investment company, pursuant to an exemption from the 1940 Act for small investment companies, until May 2000. In its initial nine years, the Fund grew from a limited number of investors in its early stages to a number of investors that was approaching the 100-investor threshold that would trigger registration under the 1940 Act. As the Fund neared the threshold, the Manager determined that rather than continuing to limit the number of investors to 100, the Fund would register under the 1940 Act to allow the Fund and the number of investors to grow. On May 9, 2000, the Fund filed a registration statement with the SEC to register the Fund under the 1940 Act. The Manager believed that permitting additional investors could allow the Fund to take advantage of economies of scale that could lower the Fund's expense ratio and increase the portfolio's investment flexibility and liquidity. Unfortunately, the Fund has not grown as expected and has never had more than 139 investors. The Fund currently has 105 investors and anticipates that the number of investors will be 100 or fewer following the Fund's next scheduled repurchase offer.

         Since the Fund and number of investors has not grown significantly, the Limited Partners are being asked to consider the amendment and restatement of the Fund's Second Amended and Restated Limited Partnership Agreement (the "Existing Agreement") and termination of the Fund's registration with the SEC. A copy of the form of the Third Amended and Restated Limited Partnership Agreement (the "Proposed Agreement"), marked to show changes from the Existing Agreement is attached hereto as Exhibit A. An approval of the Proposed Agreement would make certain changes to the Fund's governance and structure and in certain of the partners' rights, as more fully described below and in Exhibit A, so that the Fund's structure will be substantially similar to the structure it had prior to its 1940 Act registration in 2000. Once the Fund has 100 or fewer beneficial owners, it will file an application to terminate the registration with the SEC. While the Fund will no longer have all of the specific protections of the 1940 Act and other federal securities laws if its registration is terminated, certain of the Fund's expenses may decrease as a result of significantly decreased regulation. As described below, the Board carefully weighed this and other factors in determining to recommend the Proposal.

         The proposed changes to the Existing Agreement are numerous and we have summarized in this proxy statement only certain of the more significant changes. Accordingly, the summary below is not intended to be a complete description of the changes to the Existing Agreement (the "Proposed Amendments") contained in the Proposed Agreement. We urge you to carefully review the Proposed Agreement, a copy of which is attached as Exhibit A marked to show differences from the Existing Agreement and to carefully review the draft private placement memorandum, which describes certain aspects of the Fund's structure and operations (including related risks) in more detail, which is attached as Exhibit B.

Principal Amendments to the Existing Agreement

     o Limited Partnership Interests. The Proposed Agreement contemplates that the units of limited partnership interests ("Units") will be converted back to limited partnership interests as they had been prior to registration in May 2000. This means that you will no longer hold a specific number of Units, but the limited partnership interest you have in the Fund will be expressed as a dollar amount. The aggregate value of the limited partnership interest you receive will be equal to the aggregate value of your Units on the date of conversion.

     o Number of Holders of Interests. The maximum number of beneficial owners will be decreased from 500 to 100. This is because a Fund with more than 100 beneficial owners is required to register under the 1940 Act.

     o Board of Directors. Once the Fund is no longer registered under the 1940 Act, the Fund will no longer be required to have a Board of Directors. Under the Proposed Agreement, the Manager will again have the responsibility for the day-to-day management and conduct of the business of the Fund. In addition, the Manager would continue to have responsibility for the day-to-day management of the Fund's investment portfolio and for most administrative matters. This is substantially similar to the structure that was in place prior to the Fund's 1940 Act registration in 2000.

     o Quarterly Redemptions. A registered closed-end interval fund is subject to specific guidelines and limitations on its ability to repurchase Units from Limited Partners. Since the Fund became an interval fund in 2000, the Board of Directors has approved quarterly repurchase offers to the Limited Partners to purchase up to 25% of the Fund's outstanding Units, which is the maximum permissible amount. The Proposed Agreement again provides a Limited Partner with the ability to withdraw some or all of its investment on the first day of each calendar quarter upon 30 days' prior written notice to the General Partner. Limited Partners ability to redeem will no longer be subject to an overall maximum and the possible pro ration that could result. In addition, the Fund will no longer be required to pay all redemption proceeds in cash, which could provide additional flexibility for tax planning. Please note that the Fund will no longer be sending quarterly repurchase offers, so each holder will need to notify the Fund if it intends to make a redemption.

     o Investment Advisory Agreement Provisions Incorporated Into Partnership Agreement. The substance of the terms governing the relationship between the Manager and the Fund (including the rate of the Manager's fees), which are currently in a separate investment advisory agreement are being incorporated into the Proposed Agreement. Under the Proposed Agreement, the Manager's fees will again be paid in advance, rather than in arrears as they currently are paid. This is the same structure the Fund had prior to registration under the 1940 Act in May 2000.

Reasons for Proposal and Evaluation of the Proposal by the Board of Directors

         At a meeting held on August 12, 2004, the Fund's Board of Directors met in person to consider the Proposal. The Board of Directors, including a majority of the directors who are not "interested persons" (as defined by the 1940 Act) of the Fund, approved the Proposal and recommended that the Limited Partners of the Fund approve the Proposal.

         In approving the Proposal and determining to submit it to the Limited Partners for their approval, the Board of Directors of the Fund reviewed with Fund counsel the various regulatory requirements applicable to the Fund, discussed with management the administrative burdens associated with operating under the Fund's current structure, discussed the size of the Fund and anticipated growth under its current structure, discussed with management ways to ensure that the best interests of Limited Partners will be provided for if the Fund is no longer subject to the investor protection provisions of the 1940 Act and other federal securities laws and discussed the potential cost savings (including their relationship with existing expense caps) associated with having the Fund convert back to its original structure and no longer be registered under the 1940 Act. A detailed discussion ensued about the relative costs and benefits to Limited Partners associated with implementing the Proposal. The independent directors then met with Fund counsel and without management to further discuss the proposal.

         Following its discussions, and based upon its review of the information provided, the Board of Directors, including a majority of the directors who are not "interested persons" (as defined under the 1940 Act) of the Fund voting separately, approved the Proposal and determined that it would be in the best interests of the Limited Partners to approve the Proposal. The Directors concluded that the relative burdens of the current structure outweigh the benefits and that implementation of the Proposal could, among other things, reduce the expenses of the Fund, provide an increased liquidity to the Limited Partners and permit the Manager to focus additional resources on managing the portfolio. The Board of Directors determined that if the Proposal is not approved by the Limited Partners, the Board would then further consider all available alternatives.

Advisory Board

         Since the Board and the Manager recognize the importance to investors of having an independent body involved with the Fund, the Proposed Agreement contains provisions permitting an Advisory Board and the Board and the Manager have determined to establish an Advisory Board. The initial members of the Advisory Board will be John Twiname and Ann Johnson, who are the current directors that are not "interested persons" (as defined by the 1940 Act). The Advisory Board will not have all of the same duties, responsibilities and authority as the Board of Directors currently has, but it is expected to meet regularly with the management of the Fund to discuss any issues arising with respect to the Fund. The Advisory Board will not have any decision-making authority for the Fund and will continue in existence at the sole discretion of the Manager. The Manager will pay any expenses with respect to the Advisory Board.

Required Vote

         Approval of the Proposal requires the approval of the lesser of (i) 67% or more of the Units present or represented by a proxy at the Meeting, if the holders of more than 50% of the outstanding Units are present or represented by a proxy, or (ii) more than 50% of the outstanding Units of the Fund entitled to vote thereon.

Effective Date of Proposed Agreement

         Once the Fund has 100 or fewer beneficial owners, which we anticipate will be in October, 2004 following the Fund's next scheduled repurchase offer, the Fund will file an application with the SEC to terminate the registration of the Fund under the 1940 Act. We expect the SEC review process to last 30 to 60 days after filing the application. The Proposed Agreement will be effective upon the issuance of the order from the SEC or such other date as the Manager shall determine. Prior to that time, the Fund will continue to operate under the 1940 Act and pursuant to the Existing Agreement.

                            ADDITIONAL INFORMATION


Security Ownership of Certain Beneficial Owners

As of August 1, 2004, to the knowledge of the Fund, no persons owned 5% or more of the outstanding Units of the Fund entitled to vote at the Meeting.

Security Ownership of Management

As of August 1, 2004, all of the general partners and directors, as a group, owned less than 1% of the outstanding Units of the Fund.

Investment Adviser

         Beck, Mack & Oliver LLC currently serves as the Fund's investment adviser. The address of the investment adviser is 360 Madison Avenue, 20th Floor, New York, New York 10017.

Other Business

         The Manager does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the Units represented thereby in accordance with their judgment on that matter.

Expenses of Proxy Solicitation

         The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of the Manager or its affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Therefore, expenses of the Meeting will include costs of (i) preparing, assembling and mailing material in connection with the solicitation and (ii) soliciting proxies by officers or employees, personally or by telephone or telegraph.

___________ __, 2004

                                                                  EXHIBIT A


       Form of Third Amended and Restated Limited Partnership Agreement

               (Marked to show changes from Existing Agreement)







                        -----------------------------


                                    FORM OF

                          THIRD AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                            BMO PARTNERS FUND, L.P.

                         Dated as of ___________, 2004

                        -------------------------------

------------------------------------------------------------------------------
THE LIMITED PARTNERSHIP INTERESTS OF BMO PARTNERS FUND, L.P. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS. THE INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THOSE LAWS AND THIS AGREEMENT.

                               TABLE OF CONTENTS

                                                                        Page(s)

ARTICLE I DEFINITIONS.......................................................1

ARTICLE II GENERAL PROVISIONS...............................................3
         SECTION 2.01.   Formation..........................................3
         SECTION 2.02.   Name...............................................4
         SECTION 2.03.   Organizational Certificates and Other Filings......4
         SECTION 2.04.   Principal Place of Business........................4
         SECTION 2.05.   Registered Office and Registered Agent.............4
         SECTION 2.06.   Term...............................................4
         SECTION 2.07.   Fiscal Year........................................4
         SECTION 2.08.   Both General and Limited Partners..................4
         SECTION 2.09.   Liability of Partners..............................5
         SECTION 2.10.   Purposes...........................................5
         SECTION 2.11.   Investment Restrictions............................6
         SECTION 2.12.   Assignability of Interest..........................7

ARTICLE III MANAGEMENT OF THE FUND..........................................7
         SECTION 3.01.   Management Generally...............................7
         SECTION 3.02.   Powers of the General Partner......................7
         SECTION 3.03.   Reliance by Third Parties..........................8
         SECTION 3.04.   Other Activities of the General Partner............8
         SECTION 3.05.   Exculpation........................................9
         SECTION 3.06.   Indemnification................................... 9
         SECTION 3.07.   Expenses..........................................10

ARTICLE IV CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS  AND ALLOCATIONS........10
         SECTION 4.01.   Capital Contributions.............................10
         SECTION 4.02.   Capital Accounts and Tax Accounts.................11
         SECTION 4.03.   Capital Account Allocations.......................12
         SECTION 4.04.   Closing of the Books..............................13
         SECTION 4.05.   Valuation of Assets...............................13
         SECTION 4.06.   Liabilities.......................................13
         SECTION 4.07.   Tax Account Allocations...........................13
         SECTION 4.08.   Determination by the General Partner of
                           Certain Matters.................................15

ARTICLE V WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL.........................15
         SECTION 5.01.   Withdrawals and Distributions in General..........15
         SECTION 5.02.   Withdrawals and Distributions of Net Investment
                           Income and Net Realized Capital Gains...........15
         SECTION 5.03.   Method of Distributions...........................16

ARTICLE VI ADMISSION OF NEW PARTNERS; CHANGES IN THE GENERAL PARTNER.......16
         SECTION 6.01.   Admission of New Partners.........................16
         SECTION 6.02.   Changes in the General Partner....................16

ARTICLE VII WITHDRAWAL, DEATH OR INCOMPETENCY OF PARTNERS..................16
         SECTION 7.01.   Withdrawal, Death, Etc., of Partners..............16
         SECTION 7.02.   Required Withdrawals of Limited Partners..........17
         SECTION 7.03.   Effective Date of Withdrawal......................17
         SECTION 7.04.   Limitations on Withdrawal of Capital Account......17

ARTICLE VIII DURATION AND TERMINATION OF THE FUND..........................17
         SECTION 8.01.   Duration..........................................17
         SECTION 8.02.   Termination.......................................18
         SECTION 8.03.   Restoration Obligation............................18

ARTICLE IX TAX RETURNS; REPORTS TO PARTNERS................................18
         SECTION 9.01.   Independent Auditors..............................18
         SECTION 9.02.   Filing of Tax Returns.............................18
         SECTION 9.03.   Tax Matters Partner...............................19
         SECTION 9.04.   Consistent Reporting..............................19
         SECTION 9.05.   Reports to Current Partners.......................19
         SECTION 9.06.   Reports to Partners and Former Partners...........19

ARTICLE X MANAGEMENT FEE...................................................20
         SECTION 10.01.   Management Fee...................................20

ARTICLE XI MISCELLANEOUS...................................................20
         SECTION 11.01.   Power of Attorney................................20
         SECTION 11.02.   General..........................................20
         SECTION 11.03.   Waiver of Partition..............................20
         SECTION 11.04.   Amendments to Partnership Agreement..............20
         SECTION 11.05.   Governing Law....................................21
         SECTION 11.06.   Adjustment of Basis of Fund Property.............21
         SECTION 11.07.   Notices..........................................21
         SECTION 11.08.   Goodwill.........................................21
         SECTION 11.09.   Headings.........................................21
         SECTION 11.10.   Pronouns.........................................21



SCHEDULE I   Limited Partners

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                            BMO PARTNERS FUND, L.P.


     This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of BMO Partners Fund, L.P., a Delaware limited partnership (the "Fund"), is made as of _______, 2004 by and among Beck, Mack & Oliver LLC, a New York limited liability company and the General Partner of the Fund, and those persons listed on Schedule I (as such Schedule I may be amended from time to time) as Limited Partners.

     The Fund was formed pursuant to a Limited Partnership Agreement, dated as of March 8, 1991 and amended and restated as of April 19, 1991, among the General Partner (as defined therein), the Initial Limited Partner (as defined therein), and the persons designated as limited partners in the records of the Fund, and a Certificate of Limited Partnership, dated as of March 7, 1991, which was filed in the office of the Secretary of State of Delaware on March 8, 1991, which was further amended and restated as of May 9, 2000, among Beck, Mack & Oliver LLC, as a general partner of the Fund, John C. Beck, Margaret Ann Johnson, John D. Twiname as Directors (as defined therein) and the persons designated as limited partners in the records of the Fund at such time. The parties wish to amend the Second Amended and Restated Limited Partnership Agreement and agree to amend and restate the Second Amended and Restated Limited Partnership Agreement in its entirety to read as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, unless the context otherwise requires:

     (a) "Affiliate" means, with respect to a Person, any other Person which either directly or indirectly controls, is controlled by or is under common control with the first Person.

     (b) "Agreement" means this Third Amended and Restated Limited Partnership Agreement, as amended and restated from time to time.

     (c) "Beginning Value", with respect to any Fiscal Period, means the value of the Fund's Net Assets at the beginning of that Fiscal Period.

     (d) "Capital Account" has the meaning specified in Section 4.02(a).

     (e) "Certificate" means the Certificate of Limited Partnership of the Fund, dated as of March 7, 1991, filed in the office of the Secretary of State of Delaware on March 8, 1991, as amended and restated from time to time.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Designee" has the meaning specified in Section 6.02.

     (h) "Ending Value", with respect to any Fiscal Period, means the value of the Fund's Net Assets at the end of that Fiscal Period.

     (i) "Fiscal Period" means the period beginning on the first day following the last day of the immediately preceding Fiscal Period and ending on the earliest of (i) the date immediately preceding the date on which additional capital contributions are made to the Fund, (ii) the date on which there are withdrawals from the Fund, (iii) the December 31st of the calendar year within which the current Fiscal Period began and (iv) the date on which the Fund liquidates.

     (j) "Fund" shall have the meaning set forth in the heading of this Agreement.

     (k) "General Partner" means the firm of Beck, Mack & Oliver LLC or a Designee as provided in Section 6.02.

     (l) "General Partner Expenses" has the meaning specified in Section
3.07(a).

     (m) "Indemnitees" has the meaning specified in Section 3.06(a).

     (n) "Initial Capital Contribution" has the meaning specified in Section 4.01(a).

     (o) "Interest in the Fund" has the meaning specified in Section 2.09(e).

     (p) "Limited Partners" has the meaning specified in Section 2.09(c).

     (q) "Management Fee" has the meaning specified in Section 10.01.

     (r) "Negative Basis" has the meaning specified in Section 4.07(d).

     (s) "Negative Basis Partner" has the meaning specified in Section
4.07(d).

     (t) "Net Assets" means the excess of the Fund's assets over its liabilities.

     (u) "Net Capital Appreciation", with respect to any Fiscal Period, means the excess of the Ending Value over the Beginning Value plus the amount of any distributions during that Fiscal Period and minus the amount of any capital contributions to the Fund during that Fiscal Period.

     (v) "Net Capital Depreciation", with respect to any Fiscal Period, means the excess of the Beginning Value over the Ending Value minus the amount of any distributions during that Fiscal Period plus the amount of any capital contributions to the Fund during that Fiscal Period.

     (w) "Net Investment Income", with respect to any Fiscal Period, means the excess of the aggregate dividends, interest and other items of income during that Fiscal Period earned by the Fund from all sources over the expenses incurred or accrued during that Fiscal Period by the Fund.

     (x) "Net Realized Capital Gains", with respect to any calendar year, means the excess of the aggregate capital gains over aggregate capital losses realized during that fiscal year and reserves established during that fiscal year by the Fund.

     (y) "Partners" has the meaning specified in Section 2.09(c).

     (z) "Partnership Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

     (aa) "Pass-Thru Partner" has the meaning specified in Section 9.03.

     (bb) "Person" means any individual, partnership, corporation, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity.

     (cc) "Positive Basis" has the meaning specified in Section 4.07(d).

     (dd) "Positive Basis Partner" has the meaning specified in Section
4.07(d).

     (ee) "Securities" has the meaning specified in Section 2.10(a).

     (ff) "Sharing Percentage" means the partnership percentage for each Fiscal Period of a Partner set forth in the records of the Fund at the Fund's principal place of business set forth in Section 2.04 and determined for that Fiscal Period by dividing the amount of each Partner's Capital Account as of the beginning of that Fiscal Period by the sum of the Capital Accounts of all Partners as of the beginning of that Fiscal Period. The sum of the Sharing Percentages shall be 100 percent.

     (gg) "Subscription Agreements" means the Subscription Agreements between the Fund and the Limited Partners.

     (hh) "Tax Account" has the meaning specified in Section 4.02.

     (ii) "Tax Matters Partner" has the meaning specified in Section 9.03.

                                  ARTICLE II

                              GENERAL PROVISIONS

     SECTION 2.01. Formation. The parties continue a limited partnership formed on March 8, 1991 pursuant to the Partnership Act.

     SECTION 2.02. Name. The name of the Fund is "BMO Partners Fund, L.P." The General Partner may make any variations in the Fund's name that the General Partner deems necessary or advisable to comply with the laws of any jurisdiction in which the Fund may conduct business provided that the name shall always contain the words "Limited Partnership" or the letters "L.P."

     SECTION 2.03. Organizational Certificates and Other Filings. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts that may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) compliance with all federal securities laws, including the filing of an application under Section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), and (c) the operation of the Fund as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Fund conducts or proposes to conduct business.

     SECTION 2.04. Principal Place of Business. The principal place of business of the Fund shall be located at 360 Madison Avenue, 20th Floor, New York, NY 10017 or any other place that the General Partner may select, provided that notice of that selection is given to the Limited Partners.

     SECTION 2.05. Registered Office and Registered Agent. The address of the Fund's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name and address of the Fund's registered agent for service of process in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

     SECTION 2.06. Term. The Fund commenced upon the filing for record of the Certificate in the office of the Secretary of State of Delaware and shall continue in business through the close of business on December 31, 2099, unless terminated earlier as provided in Section 8.01.

     SECTION 2.07. Fiscal Year. The fiscal year of the Fund (the "fiscal year") shall end on December 31 of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code. The Fund shall have the same fiscal year for United States federal and state income tax purposes and for financial and partnership accounting purposes.

     SECTION 2.08. Both General and Limited Partners. A Partner may at the same time be a General Partner and a Limited Partner, in which event such Partner's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Partnership Act.

     SECTION 2.09. Liability of Partners. (a) The names of all of the Partners and their Sharing Percentages shall be maintained in the records of the Fund.

     (b) The General Partner and any former General Partner shall have unlimited liability for the repayment and discharge of all debts and obligations of the Fund attributable to any fiscal year or portion thereof during which they are or were General Partners of the Fund but shall, as among the Partners, be entitled to require the prior exhaustion of the Fund's assets and shall be entitled to the benefit of the indemnities set forth in Section 3.06.

     (c) Partners other than the present and any former General Partner, in their capacity as such, (the "Limited Partners"; together with the General Partner, the "Partners") and former Limited Partners shall be liable for the repayment and discharge of all debts and obligations of the Fund attributable to any fiscal year, or relevant portion thereof, during which they are or were Limited Partners only to the extent of their respective Interests in the Fund in the fiscal year, or relevant portion thereof, to which any such debts and obligations are attributable.

     (d) The Partners and all former Partners shall share all losses, liabilities and expenses incurred by virtue of the operation of the preceding paragraphs of this Section 2.09 in proportion to their respective Sharing Percentages for the fiscal year, or relevant portion thereof, to which the relevant debts or obligations of the Fund are attributable up to the limit of their respective Interests in the Fund for that fiscal year, or relevant, portion thereof. The General Partner shall bear all losses, liabilities or expenses incurred by virtue of the operation of paragraph (b) of this Section
2.09 in excess of its Interest in the Fund in the fiscal year to which the relevant debts or obligations are attributable.

     (e) As used in this Section 2.09, the term "Interest in the Fund" means with respect to any fiscal year, or relevant portion thereof, and with respect to each Partner, or former Partner, the Capital Account that the Partner or former Partner would have received, or in fact did receive, pursuant to the terms and provisions of Articles V or VII upon withdrawal from the Fund as of the end of that fiscal year, or relevant portion thereof.

     (f) As used in this Agreement, the terms "former Limited Partners" and "former General Partner" refer to the Persons or entities which from time to time cease to be Limited Partners or a General Partner, as the case may be, under this Agreement.

     (g) The Fund shall have no more than one hundred (100) Partners at any one time as determined in accordance with Section 3(c)(1) of the 1940 Act.

     SECTION 2.10. Purposes. The Fund is organized for the purpose of achieving long-term capital appreciation consistent with preservation of capital by investing in Securities (as defined below). The Fund shall have the power to engage in all activities and transactions which the General Partner deems necessary or advisable, including, without limitation, but subject to the investment restrictions set forth in Section 2.11:

     (a) To invest and trade in capital stock, shares of beneficial interest, warrants, bonds, notes, debentures, whether subordinated, convertible or otherwise, mutual funds, money market funds, commercial paper, certificates of deposit, bank debt, trade claims, obligations of the United States, any State thereof and instrumentalities of any of them, bankers' acceptances, trust receipts, master notes and other obligations, and instruments or evidences of indebtedness commonly referred to as securities of whatever kind or nature of any person, corporation, government or entity whatsoever, and in options on stock indices (collectively, "Securities");

     (b) To engage in any other lawful transactions in Securities which the General Partner from time to time determines;

     (c) To possess, transfer or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Fund;

     (d) To borrow or raise moneys and to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness;

     (e) To maintain for the conduct of Fund affairs one or more offices and in connection therewith rent or acquire office space, engage personnel, whether part-time or full time, and do any other acts that the General Partner deems necessary or advisable in connection with the maintenance and administration of such office or offices;

     (f) To engage attorneys, independent accountants and any other Persons that the General Partner deems necessary or advisable;

     (g) To do all acts on behalf of the Fund, and exercise all rights of the Fund, with respect to its interest in any person, firm, corporation or other entity, including without limitation participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters; and

     (h) To do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Fund.

     SECTION 2.11. Investment Restrictions. The Fund shall not (a) borrow money, except as a temporary measure for extraordinary or emergency purposes and then only from banks and only in an amount not to exceed 10% of its total assets, or mortgage or pledge its assets, provided that for purposes of this clause (a), collateral arrangements with respect to the writing of options shall not be deemed a pledge of assets or a borrowing of money, (b) invest (i) 10% or more of its total assets in the Securities of any one issuer or (ii) 25% or more of its total assets in the Securities of issuers in any single industry; provided that this restriction (b) shall not apply to investments in United States Government Securities, (c) acquire 10% or more of the voting power or value of a foreign corporation, (d) purchase any Securities on margin (except that the Fund may make deposits in connection with transactions in options) or make short sales of Securities, (e) make loans (other than through the purchase of debt Securities) or lend Securities, (f) underwrite Securities or (g) purchase or sell commodities, commodity contracts, futures contracts or options thereon or purchase, sell or write put or call options on Securities, provided, that for bona fide hedging purposes the Fund may purchase, write or sell options on stock indices. The foregoing percentages of the total assets of the Fund shall be based on the market value of its assets at the time of each investment.

     SECTION 2.12. Assignability of Interest. A Limited Partner may not assign his interest as a Limited Partner in whole or in part to any Person except by operation of law and is not entitled to substitute for himself as a Limited Partner any other Person, without the prior written consent of the General Partner in its sole discretion, which may be withheld for any reason and may be subject to such conditions, including the making of representations or the provisions of opinions of counsel, as the General Partner in its sole discretion may determine. Any attempted assignment or substitution not made in accordance with the preceding sentence shall be null and void.

                                 ARTICLE III

                            MANAGEMENT OF THE FUND

     SECTION 3.01. Management Generally. (a) The General Partner shall be vested with the complete control of the management and conduct of the business of the Fund. The Limited Partners shall have no responsibility for the management of the Fund and shall have no authority or right to act on behalf of the Fund or to bind the Fund in connection with any matter. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by the Limited Partner in the control of the business of the Fund so as to make the Limited Partner liable as a general partner for the debts and obligations of the Fund for purposes of the Partnership Act.

     SECTION 3.02. Powers of the General Partner. The General Partner shall have the power on behalf and in the name of the Fund to carry out any and all of the purposes of the Fund set forth in Section 2.10, subject to the investment restrictions set forth in Section 2.11, and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental thereto, including without limitation the power to:

     (a) Open, maintain and close accounts with brokers, which power shall include the authority to issue all instructions and authorizations to brokers regarding Securities and money therein and to pay, or authorize the payment and reimbursement of, brokerage commissions, which may be in excess of the lowest rates available which are paid to brokers who execute transactions for the account of the Fund and who supply or pay the cost of research and brokerage services, provided that the Fund in using these brokers obtains "best execution," taking into account the research and execution capabilities of the brokers, their financial stability and reputation and the value to the Fund of all the services provided by them;

     (b) Open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

     (c) Do any and all acts on behalf of the Fund and exercise all rights of the Fund with respect to its interest in any person, firm, corporation or other entity, including without limitation the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

     (d) To assist in the preparation and filing of any required tax or information returns to be made by the Fund;

     (e) To commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

     (f) To execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Fund;

     (g) Organize one or more corporations formed to hold record title, as nominee for the Fund, to Securities or funds of the Fund;

     (h) Act as investment adviser and manager for the Fund and direct the formulation of investment policies and strategies for the Fund;

     (i) Authorize any partner, director, officer, employee or other agent of the General Partner or agent or employee of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing; and

     (j) To create an advisory board of the Fund and to appoint the members of any such advisory board; any such advisory board will continue in existence at the sole discretion of the General Partner.

     SECTION 3.03. Reliance by Third Parties. Persons dealing with the Fund are entitled to rely conclusively on a certificate of the General Partner to the effect that it is acting as the General Partner and on the power and authority of the General Partner set forth herein.

     SECTION 3.04. Other Activities of the General Partner. The General Partner shall devote that amount of its time to the affairs of the Fund which in its judgment the conduct of the Fund's business reasonably requires. The General Partner shall not be obligated to do or perform any act or thing in connection with the business of the Fund not expressly set forth herein. Nothing contained in this Section 3.04 shall preclude the General Partner, any of its Affiliates or their respective partners, directors, officers, employees or shareholders from engaging directly or indirectly in any other business or other activity, including but not limited to exercising investment advisory and management responsibility and buying, selling or otherwise dealing with Securities for their own accounts, for the accounts of family members and for the accounts of individual and institutional clients, which activities may compete with those of the Fund. The General Partner shall be permitted to perform, among other things, investment advisory and management services for individuals and entities other than the Fund and in that connection may give advice and take action in the performance of its duties to those individuals and entities which may differ from the timing and nature of action taken with respect to the Fund. The General Partner shall have no obligation to purchase or sell for the Fund any Security or other investment which the General Partner or its Affiliates may purchase or sell, or recommend for purchase or sale, for its or their own account, or for the account of any client. Neither the Fund nor the Limited Partners shall have any rights of first refusal, coinvestment or other rights in respect of the investments of other accounts or in any fees, profits or other income earned or otherwise derived therefrom. No Limited Partner shall, by reason of being a Limited

Partner in the Fund, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner, any of its Affiliates or their respective partners, directors, officers, employees or shareholders from the conduct of any business other than the business of the Fund or from any transaction in Securities effected by the General Partner, any of its Affiliates or their respective members, partners, directors, officers, employees or shareholders for any account other than that of the Fund.

     SECTION 3.05. Exculpation. (a) The General Partner shall not be liable to the Fund or any other Partner for (i) any act or omission by the General Partner in connection with the conduct of the business of the Fund that is determined by the General Partner in good faith to be in or not opposed to the best interests of the Fund, unless that act or omission constitutes willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing by the General Partner, (ii) any action or omission by any other Partner or (iii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Fund selected, engaged or retained by the General Partner with reasonable care. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to another Partner, the General Partner acting under this Agreement shall not be liable to the Fund or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner.

     (b) The General Partner shall not have any personal liability to the Fund or any other Partner by reason of any change in United States federal, state or local or foreign income tax laws, or in interpretations thereof, as they apply to the Fund or the Limited Partners, whether the change occurs through legislative, judicial or administrative action.

     (c) The General Partner may consult with legal counsel or accountants selected by it and any act or omission by it on behalf of the Fund or in furtherance of the business of the Fund in good faith in reliance on and in accordance with the advice of such counsel or accountants shall be full justification for the act or omission, and the General Partner shall be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

     SECTION 3.06. Indemnification. (a) To the fullest extent permitted by law, the Fund shall indemnify and save harmless the General Partner, its Affiliates and any of their respective partners, officers, employees, directors and shareholders (the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the Fund or the performance by the Indemnitee of any of the General Partner's responsibilities hereunder, provided that an Indemnitee shall be entitled to indemnification hereunder only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund and the Indemnitee's conduct did not constitute willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund or that the Indemnitee's conduct constituted willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The satisfaction of any indemnification and any saving harmless pursuant to this Section 3.06(a) shall be from and limited to Fund assets, and no Partner shall have any personal liability on account thereof.

     (b) Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Fund prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount advanced to the extent that it shall be determined ultimately that the Indemnitee is not entitled to be indemnified hereunder. The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which the Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall be extended to the Indemnitee's successors, assigns and legal representatives. Nothing contained in this Section 3.06 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of the General Partner or other Person.

     SECTION 3.07. Expenses. (a) The General Partner shall pay directly the Fund's overhead expenses, including insurance, equipment, utilities, salaries, its share of rent, postage, delivery, news and quotation machines and computer expenses, telephone, any expenses relating to the advisory board and other administrative expenses and all expenses in connection with reporting to the Partners concerning the Fund's investment activities and performance (collectively, "General Partner Expenses").

     (b) The Fund shall pay directly all of its operational and investment expenses, including the Management Fee, interest expenses, brokerage commissions, custodial and depository fees and transactional expenses, litigation expenses, taxes and investment banking fees and expenses, as well as all legal and accounting fees, and litigation and tax expenses and all expenses incurred in processing the sale and redemption of limited partnership interests in the Fund.

                                  ARTICLE IV

                    CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS
                                AND ALLOCATIONS

     SECTION 4.01. Capital Contributions. (a) The Limited Partners have made capital contributions to the Fund consisting of cash in the amounts set forth in the records of the Fund. Each initial capital contribution by a Partner is referred to herein as the Partner's "Initial Capital Contribution." Additional capital contributions may be made by Partners only in accordance with the provisions of this Section 4.01 and Section 5.02(d).

     (b) On the date upon which this Agreement becomes effective, each Limited Partner's units of limited partnership interests (the "Units") shall be converted into interests of the Limited Partners in the Fund and each Limited Partner's Interest in the Fund shall have an aggregate value equal to the value of such Limited Partner's Units on that date.

     (c) A Partner may make additional capital contributions to the Fund on at least 10 days' prior written notice to the General Partner on the first day of each calendar quarter, provided that additional capital contributions shall be at least $10,000, unless the General Partner exercises its sole discretion to waive that minimum. The General Partner in its sole discretion may also accept additional capital contributions by Partners at any time.

     (d) Notwithstanding any other provision in this Agreement, in no event shall any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Fund or have any liability for the repayment and discharge of the debts and obligations of the Fund (apart from his Interest in the Fund), except as may be required under the Partnership Act or other applicable law and subject to the indemnity obligations of the Limited Partners provided in Section 5.02(c). Except as expressly set forth herein, no Partner shall be entitled to any return of capital, interest or compensation by reason of its capital contributions or by reason of serving as a Partner.

     SECTION 4.02. Capital Accounts and Tax Accounts. (a) The Fund shall establish for each Partner a tax capital account for income tax accounting purposes ("Tax Account") and a capital account for partnership accounting purposes ("Capital Account"). The initial balance of the Tax Account and the Capital Account for each Partner shall be the Partner's Initial Capital Contribution to the Fund. Thereafter, the Tax Account and Capital Account shall be adjusted as provided in this Article.

     (b) At the end of each fiscal year of the Fund, the initial balance of the Tax Account of each Partner shall from time to time be:

          (i) Increased by (x) any cash contributed to the Fund capital in addition to the Partner's Initial Capital Contribution, (y) the Partner's allocable share of Fund taxable income and (z) the Partner's allocable share of Fund income exempt from federal income taxation; and

          (ii) Decreased by (x) the amount of cash and the adjusted basis of other property distributed to the Partner, (y) the Partner's allocable share of Fund taxable losses, including capital losses, and (z) the Partner's allocable share of Fund expenditures which are not deductible by the Fund in computing its taxable income and not properly chargeable to capital account.

     (c) The initial balance of the Capital Account of each Partner shall from time to time be:

          (i) Increased by (a) any cash contributed to the Fund capital in addition to the Initial Capital Contribution made by the Partner and (b) the positive adjustments to the Partner's Capital Account provided for in this Article; and

          (ii) Decreased by (a) the amount of cash and the fair market value of other property distributed to the Partner and (b) the negative adjustments to the Partner's Capital Account provided for in this Article.

     SECTION 4.03. Capital Account Allocations.

     (a) At the end of each Fiscal Period, the Capital Accounts of all Partners for the Fiscal Period, including the General Partner, shall be credited to reflect the Net Capital Appreciation or debited to reflect the Net Capital Depreciation of the Fund during the Fiscal Period, pro rata in proportion to the Partners' Sharing Percentages at the beginning of the Fiscal Period.

     (b) Notwithstanding anything to the contrary contained herein, no allocation of Net Capital Depreciation shall be made pursuant to this Section
4.03 to the Capital Account of any Limited Partner to the extent that it would cause or increase a deficit balance in the Limited Partner's Capital Account as of the end of the fiscal year to which the allocation relates. In this connection, a Limited Partner's Capital Account shall be reduced by the amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The amount of any Net Capital Depreciation that, but for this Section 4.03(b), would otherwise be allocated to a Limited Partner shall be allocated and charged to the Capital Account of the General Partner.

     (c) Notwithstanding anything to the contrary contained herein, any Partner who unexpectedly receives an allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates or increases a deficit balance in the Partner's Capital Account shall be allocated items of gross income and gain for Capital Account purposes in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance as quickly as possible. Any amounts allocated pursuant to this Section 4.03(c) for any Fiscal Period shall be excluded from Net Capital Appreciation or Net Capital Depreciation for the Fiscal Period.

     (d) Any allocations made pursuant to Sections 4.03(b) or 4.03(c) shall be taken into account in computing subsequent allocations pursuant to this
Section 4.03, so that the net amount of any items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if allocations pursuant to Section 4.03(b) or 4.03(c) had not been made.

     (e) To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Fund loss, expense or deduction rather than items of loss, expense or deduction of the General Partner, the General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner.

     (f) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with those Regulations, the General Partner may make the modification, provided that the modification is not likely to have an adverse effect on the interests of any Limited Partner.

     SECTION 4.04. Closing of the Books. To determine possible varying interests of Partners during a taxable year, the Fund shall use the interim-closing of the books method, and all income, gains, losses and deductions shall be allocated as realized or accrued by the Fund.

     SECTION 4.05. Valuation of Assets. (a) Securities which are listed on a national securities exchange shall be valued by the General Partner at their last sales prices on the date of determination on the principal securities exchange on which the Securities shall have traded on that date, or if trading in the Securities on the principal securities exchange on which the Securities shall have traded on that date was reported on the consolidated tape, their last sales prices on the consolidated tape (or, if the date of determination is not a date upon which that principal securities exchange was open for trading, on the last prior date on which that securities exchange was open not more than 10 days prior to the date of determination). If no sales of the Securities occurred on either of the foregoing dates, the Securities shall be valued at the mean of the "bid" and "asked" prices for the Securities on the principal securities exchange on which the Securities are traded, on the date of determination, or, if "bid" and "asked" prices for the Securities on the principal securities exchange on which the Securities shall have traded on that date was reported on the consolidated tape, the mean of "bid" and "asked" prices for the Securities on the consolidated tape (or, if the date of determination is not a date upon which that securities exchange was open for trading, on the last prior date on which it was open not more than 10 days prior to the date of determination). Securities which are not listed shall be valued at their representative "bid" quotations, unless the Securities are included in the NASDAQ National Market System, in which case they shall be valued based upon their closing "bid" prices as reported on the NASDAQ National Market System reporting system (if these prices are available). Securities for which no such market prices are available shall be valued at a value the General Partner reasonably determines.

     (b) All other assets of the Fund (except goodwill, which shall not be taken into account) shall be assigned a value the General Partner reasonably determines.

     (c) If the General Partner determines that the valuation of any Securities or other property pursuant to this Section 4.05 does not fairly represent market value, the General Partner shall value the Securities or other property in a manner which it reasonably chooses and shall set forth the basis of that valuation in writing in the Fund's records.

     SECTION 4.06. Liabilities. Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis, provided that the General Partner in its discretion may provide reserves for estimated accrued expenses, liabilities and contingencies.

     SECTION 4.07. Tax Account Allocations. (a) For each fiscal year, items of income, gain, loss, deduction or credit (including items of income or gain which are not subject to federal income taxation and items which are not deductible for federal income tax purposes and not properly chargeable to capital account) shall be allocated solely for income tax purposes among the Partners in a manner that reflects equitably amounts credited or debited to each

Partner's Capital Account for the current and prior fiscal years and shall be reflected in the Partners' Tax Accounts. These allocations shall be made pursuant to the general principles of Sections 704(b) and 704(c) of the Code.

     (b) If the Fund realizes capital gains or capital losses for federal income tax purposes for any fiscal year during or as of the end of which one or more Positive Basis Partners or Negative Basis Partners (as hereinafter defined) withdraw from the Fund, the General Partner shall (unless it determines that allocations should be made in some other manner to satisfy the requirements of the Code) allocate these capital gains or capital losses as follows: (i) allocate the capital gains among the Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each Positive Basis Partner, until either the full amount of the capital gains shall have been allocated or the Positive Basis of each Positive Basis Partner shall have been eliminated; (ii) allocate any capital gains not allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners' Capital Accounts pursuant to Section 4.03; (iii) allocate the capital losses among the Negative Basis Partners, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each Negative Basis Partner, until either the full amount of the capital losses shall have been allocated or the Negative Basis of each Negative Basis Partner has been eliminated; and (iv) allocate any capital losses not allocated to Negative Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners' Capital Accounts pursuant to Section 4.03.

     (c) To the extent allocations of capital gains or losses pursuant to
Section 4.07(b) are insufficient to eliminate the Positive Basis of each Positive Basis Partner or the Negative Basis of each Negative Basis Partner, the General Partner may, in its discretion, allocate amounts of ordinary income, loss or deduction realized for federal income tax purposes relating to the fiscal year in which the Positive Basis Partner or Negative Basis Partner withdraws from the Fund pro rata to the Positive Basis Partners or Negative Basis Partners, as the case may be, until the Positive Basis or Negative Basis of each such Partner has been eliminated.

     (d) As used herein, (i) the term "Positive Basis" means, with respect to any Partner and as of any time of calculation, the amount by which the Partner's Capital Account as of that time exceeds the Partner's Tax Account as of that time; (ii) the term "Positive Basis Partner" means any Partner who withdraws from the Fund and who has Positive Basis as of the effective date of the Partner's withdrawal, but the Partner shall cease to be a Positive Basis Partner at the time the Partner shall have received allocations pursuant to
Section 4.07(b) or (c) equal to the Partner's Positive Basis as of the effective date of the Partner's withdrawal; (iii) the term "Negative Basis" means, with respect to any Partner and as of any time of calculation, the amount by which the Partner's Tax Account as of that time exceeds the Partner's Capital Account as of that time; and (iv) the term "Negative Basis Partner" means any Partner who withdraws from the Fund and who has Negative Basis as of the effective date of the Partner's withdrawal, but the Partner shall cease to be a Negative Basis Partner at the time the Partner shall have received allocations pursuant to Section 4.07(b) or (c) equal to the Partner's Negative Basis as of the effective date of the Partner's withdrawal.

     SECTION 4.08. Determination by the General Partner of Certain Matters. All matters concerning the valuation of Securities and other assets of the Fund, the allocation of profits, gains and losses among the Partners, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner, which determination shall be final and conclusive as to all Partners.

                                  ARTICLE V

                   WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL

     SECTION 5.01. Withdrawals and Distributions in General. No Partner shall be entitled to receive distributions, withdraw any amount from the Partner's Capital Account or withdraw from the Fund except as provided in Sections 5.02, 6.02, 7.02, and 8.02, provided that the General Partner may make pro rata distributions in amounts and at times that it determines in its sole discretion.

     SECTION 5.02. Withdrawals and Distributions of Net Investment Income and Net Realized Capital Gains. (a) Subject to Sections 5.02(b) and 5.02(c), (i) on the first day of each calendar quarter, a Limited Partner may, on 30 days' prior written notice to the General Partner, withdraw all of his Capital Account, and thereby withdraw from the Fund, or withdraw any portion of his Capital Account and (ii) at the election of the Limited Partner, made either in the Information Supplement attached to the Limited Partner's Subscription Agreement or subsequently by notice to the General Partner, a Limited Partner may receive at the end of each fiscal year distributions of all or any portion of the Limited Partner's share of the Fund's Net Investment Income and Net Realized Capital Gains for that fiscal year. All amounts which are not elected to be distributed will be automatically credited as additional capital contributions to the Capital Account and Tax Account of the Limited Partner otherwise entitled thereto as of the first day of the year following the fiscal year to which the distribution relates, for which purpose all specified capital contribution minimums shall be waived.

     (b) Payment of any amount withdrawn at the end of any Fiscal Period pursuant to this Section 5.02 shall be made as soon as practicable after the end of the Fiscal Period, provided that any Limited Partner giving notice that he elects to withdraw any amount in his Capital Account to the extent that the amount remaining in his Capital Account would aggregate less than $100,000 (which may be computed on the basis of unaudited data) may, in the sole discretion of the General Partner, be required to withdraw from the Fund.

     (c) Notwithstanding any provision of this Agreement to the contrary, the General Partner shall withhold and pay over to the Internal Revenue Service, pursuant to Sections 1441, 1442, 1445 or 1446 of the Code, or any successor provisions, at the times required by those Sections, the amounts the Fund is required to withhold under those Sections, as from time to time in effect, or any other applicable law. Each Partner shall furnish the General Partner with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents. Each Partner hereby agrees to indemnify the Fund and the General Partner for his allocable share of any applicable withholding tax (including any liability for penalties, additions to tax or interest) and represents and warrants that the information and forms furnished by him shall be true and accurate in all respects. For purposes of this Agreement, any amount of withholding taxes withheld and paid over by the General Partner with respect to a foreign Partner's distributive share of the Fund's gross income shall be treated as a cash distribution to the foreign Partner and shall be charged against the Capital Account and Tax Account of the foreign Partner.

     (d) The General Partner may withdraw any portion of its Capital Account on any date on which a Limited Partner may make withdrawals from the Fund.

     (e) The interest of a Limited Partner who gives notice of withdrawal from the Fund pursuant to this Section 5.02 shall not be included in calculating the Sharing Percentages of the Limited Partners required to take any action under this Agreement.

     SECTION 5.03. Method of Distributions. Distributions made pursuant to this Agreement shall be made in cash or Securities or both, as the General Partner may in its sole discretion determine.

                                  ARTICLE VI

           ADMISSION OF NEW PARTNERS; CHANGES IN THE GENERAL PARTNER

     SECTION 6.01. Admission of New Partners. New Partners may, with the consent of the General Partner and without the approval of any Limited Partner, be admitted to the Fund on the first day of each calendar quarter, provided that the new Partners make an initial capital contribution of at least $100,000, unless the General Partner exercises its sole discretion to waive that minimum. In addition, the General Partner in its sole discretion may also accept new Partners at any time. Each new Partner shall be required to execute an agreement pursuant to which he becomes bound by the terms of this Agreement. Admission of a new Partner shall not be a cause for dissolution of the Fund.

     SECTION 6.02. Changes in the General Partner. Without the approval of the Limited Partners, the General Partner may withdraw as general partner of the Fund and designate an Affiliate of the General Partner or any successor to the business or assets of the General Partner (the "Designee") to be substituted as General Partner. The Designee shall become and have all of the rights, powers and duties of the General Partner for all purposes of this Agreement.

                                 ARTICLE VII

                 WITHDRAWAL, DEATH OR INCOMPETENCY OF PARTNERS

     SECTION 7.01. Withdrawal, Death, Etc., of Partners. (a) The General Partner shall not have the right to withdraw from the Fund except as provided in Section 6.02.

     (b) The withdrawal, death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner shall not dissolve the Fund. The legal representatives of a Limited Partner shall succeed as assignee to the Limited Partner's interest in the Fund upon the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner, but shall not be admitted as a substitute Partner without the consent of the General Partner, which consent may be given or withheld in its sole discretion. In the event of death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner or the giving of notice of withdrawal by a Limited Partner, the interest of the Limited Partner shall continue at the risk of the Fund's business until the effective date of the Limited Partner's withdrawal or the earlier termination of the Fund. If the Fund is continued after the date of withdrawal, the Limited Partner or his legal representatives shall be paid the balance of its Capital Account as soon as practicable after the end of the Fiscal Period in accordance with Section 5.02(b).

     SECTION 7.02. Required Withdrawals of Limited Partners. The General Partner may terminate the interest of any Limited Partner in the Fund at any time upon at least five days prior written notice for any reason, including, but not limited to, if the General Partner determines that the continued participation of the Limited Partner in the Fund might cause the Fund or any Partner to violate any law or if any litigation is commenced or threatened against the Fund or any Partner arising out of, or relating to, the participation of the Limited Partner in the Fund. A notice of termination pursuant to this Section 7.02 shall have the same effect as a notice of withdrawal by the Limited Partner from the Fund pursuant to Section 5.02, and the Limited Partner receiving that notice shall be treated for all purposes and in all respects as a Limited Partner who has given notice of withdrawal.

     SECTION 7.03. Effective Date of Withdrawal. The Capital Account of a withdrawing Limited Partner shall be determined as of the effective date of withdrawal. For purposes of this Section 7.03, the effective date of a Limited Partner's withdrawal shall mean, as the case may be, the last day of the Fiscal Period (i) in which the Limited Partner ceases to be a Partner pursuant to Section 5.02 or (ii) which coincides with the date specified in the written notice referred to in the first sentence of Section 7.02 if the Limited Partner shall be required to withdraw from the Fund pursuant thereto.

     SECTION 7.04. Limitations on Withdrawal of Capital Account. The right of any withdrawn Partner or its legal representatives to have distributed the Capital Account of the Partner is subject to the provision by the General Partner for all Fund liabilities in accordance with Section 17-607 of the Partnership Act and other applicable law and for reserves for contingencies and estimated accrued expenses. The unused portion of any reserve shall be distributed after the General Partner shall have determined that the need therefor shall have ceased.

                                 ARTICLE VIII

                     DURATION AND TERMINATION OF THE FUND

     SECTION 8.01. Duration. The Fund shall continue until it is dissolved and subsequently terminated, which dissolution shall occur upon the earliest of
(i) December 31, 2099, (ii) a determination made by the General Partner at any time and for any reason to liquidate and dissolve the Fund, (iii) the bankruptcy or insolvency of the General

Partner or (iv) the termination, dissolution (other than by reason of a change in the members of the General Partner) or withdrawal of the General Partner without a corresponding permitted substitution pursuant to Section 6.02.

     SECTION 8.02. Termination. Upon dissolution of the Fund, the Fund shall be wound up and liquidated. The General Partner or any other person or persons who are winding-up the affairs of the Fund shall, within no more than 30 days after completion of a final audit of the Fund's books and records, make distributions out of Fund assets in the following manner and order:

     (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Fund;

     (b) to pay all creditors of the Fund, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

     (c) to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Fund; and

     (d) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Fund that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Fund, shall be applied and distributed in accordance with the positive balances of the Partners' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Fund's taxable year during which the liquidation occurs, by the end of such taxable year or, if later, within 90 days after the date of such liquidation. For purposes of the application of this Section 8.02 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Fund shall be treated as realized and recognized immediately before the date of distribution.

     SECTION 8.03. Restoration Obligation.

     No Partner shall have an obligation to restore a negative balance in its Capital Account.

                                  ARTICLE IX

                       TAX RETURNS; REPORTS TO PARTNERS

     SECTION 9.01. Independent Auditors. The books and records of the Fund shall be audited by accountants selected by the General Partner at the end of each fiscal year of the Fund.

     SECTION 9.02. Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Fund to prepare and file, a federal information tax return in compliance with Section 6031 of the Code and any other returns that are required thereby together with any required state and local income tax and information returns for each tax year of the Fund.

     SECTION 9.03. Tax Matters Partner. The General Partner shall be designated on the Fund's annual federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of Section 6231(a)(7) of the Code. Each Person (for purposes of this Section 9.03, called a "Pass-Thru Partner") that holds or controls an interest as a Limited Partner on behalf of, or for the benefit of, another Person or Persons, or which Pass-Thru Partner is beneficially owned, directly or indirectly, by another Person or Persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey that notice or other document in writing to all holders of beneficial interests in the Fund holding such interest through the Pass-Thru Partner. If the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of that audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding on, the Fund and each Partner. All expenses incurred in connection with any audit, investigation, settlement or review shall be borne by the Fund.

     SECTION 9.04. Consistent Reporting. The Limited Partners shall not take a position on their individual tax returns which may be inconsistent with the reporting of tax items on the Fund's tax return.

     SECTION 9.05. Reports to Current Partners. (a) Within 90 days after the end of each fiscal year, the Fund shall prepare and mail to each Partner, together with the report thereon of the Fund's independent auditors, a financial report setting forth as of the end of that fiscal year:

          (i)   a balance sheet of the Fund;

          (ii) a statement showing the Net Capital Appreciation or Net Capital Depreciation, as the case may be, for that year; and

          (iii) the Partner's Capital Account as of the end of that fiscal year and the manner of its calculation.

     The Fund shall prepare and mail to each Partner on a quarterly basis an unaudited report setting forth, as of the end of each fiscal quarter, information which the General Partner deems appropriate.

     SECTION 9.06. Reports to Partners and Former Partners. Within 90 days after the end of each fiscal year, the Fund shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or its legal representatives), a report setting forth in sufficient detail information which will enable the Partner or former Partner (or its legal representatives) to prepare their respective federal income tax returns in accordance with the laws, rules and regulations then prevailing.

                                  ARTICLE X

                                MANAGEMENT FEE

     SECTION 10.01. Management Fee. In consideration of the General Partner's services under this Agreement, the Fund shall pay the General Partner a fee (the "Management Fee"), quarterly in advance, based on the Net Assets of the Fund at the beginning of each quarter of the Fund's fiscal year. The Management Fee shall equal 1% per annum of the first $5 million of the Fund's Net Assets, 3/4 of 1% per annum of the next $5 million of the Fund's Net Assets and 1/2 of 1% per annum of the Fund's Net Assets in excess of $10 million. If the date on which the Fund liquidates is a date other than the last day of a quarter, the General Partner shall refund to the Fund the amount of the most recent installment of the Management Fee allocable to the portion of the quarter for which that installment was paid which is subsequent to the liquidation date. For purposes of this Agreement, the Management Fee shall be treated as an expense of the Fund paid to the General Partner other than in its capacity as a Partner, pursuant to Section 707(a) of the Code.

                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.01. Power of Attorney. Each Limited Partner acknowledges and confirms that he has duly appointed the General Partner as his true and lawful attorney-in-fact for the limited purposes and on the terms and conditions specified in the power of attorney in the form contained in the Subscription Agreements.

     SECTION 11.02. General. This Agreement (a) shall be binding on the executors, administrators, estates, heirs and legal successors and representatives of the Partners, (b) may be executed by the General Partner as the attorney-in-fact for each Limited Partner pursuant to the power of attorney provided by each Limited Partner to the General Partner in the form contained in the Subscription Agreements and (c) may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

     SECTION 11.03. Waiver of Partition. Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Fund, each Partner hereby irrevocably waives any and all rights that he may have to maintain an action for partition of any of the Fund's property.

     SECTION 11.04. Amendments to Partnership Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of the Limited Partners having in excess of 50% of the Sharing Percentages of the Limited Partners and the written consent of the General Partner, insofar as consistent with the laws governing this Agreement, provided that without the consent of the Limited Partners the General Partner may amend this Agreement to (i) reflect changes validly made in the membership of the Fund and the capital contributions and withdrawals by any Partner, (ii) reflect a change in the name of the Fund, (iii) reflect a change in the manner in which Capital Accounts or any debits or credits thereto are computed in accordance with Section

4.03(f), (iv) effect compliance with any applicable law or regulation, and (v) make a change that is necessary or desirable to correct any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement and to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as the change does not adversely affect the Limited Partners.

     However, the consent of a Partner must be obtained for any amendment which would (a) reduce its (i) Capital Account, (ii) rights to allocations and distributions (other than by virtue of additional capital contributions by other Partners) or (iii) rights of contribution or withdrawal or (b) amend the provisions of this Section 11.04.

     SECTION 11.05. Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Partnership Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.

     SECTION 11.06. Adjustment of Basis of Fund Property. In the event of a distribution of Fund property to a Partner or an assignment or other transfer, including by reason of death, of all or part of the interest of a Limited Partner in the Fund, at the request of a Partner the General Partner, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

     SECTION 11.07. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail, FedEx or UPS. All notices to the Fund shall be addressed to its office and principal place of business. All notices addressed to a Partner shall be addressed to the Partner at the address set forth in the records of the Fund. Any Partner may designate a new address by notice to that effect given to the Fund. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

     SECTION 11.08. Goodwill. No value shall be placed on the name or goodwill of the Fund, which shall belong exclusively to the General Partner.

     SECTION 11.09. Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

     SECTION 11.10. Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                   BECK, MACK & OLIVER LLC,
                                     as General Partner

                                   By:
                                      ------------------------------------
                                        Name:
                                        Title:


                                   LIMITED PARTNERS:

                                   By:  Beck, Mack & Oliver LLC, as
                                        attorney-in-fact for the Persons
                                        whose names are set forth in the
                                        records of the Fund as Limited Partners

                                        By:
                                            -------------------------------
                                             Name:
                                             Title:

                                                                     SCHEDULE I



                               Limited Partners
                               ----------------

A list of the names of the Limited Partners is maintained at the offices of Beck, Mack & Oliver LLC.

                                                                     EXHIBIT B


             Draft Private Placement Memorandum (without exhibits)





                            BMO PARTNERS FUND, L.P.



                         Draft Private Placement Memorandum





                              [___________], 2004






Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this private placement memorandum is accurate or complete. It is a crime to state otherwise. In making an investment decision investors must rely on their own examination of the BMO Partners Fund, L.P. and the terms of the offering.

PRIVATE PLACEMENT MEMORANDUM


                            BMO Partners Fund, L.P.



                         Limited Partnership Interests

         This private placement memorandum has been furnished on a confidential basis solely for the information of the persons to whom it has been delivered and may not be reproduced or used for any other purpose. Prospective investors should carefully read and retain this confidential private placement memorandum. However, the contents of this memorandum should not be considered to be legal, tax, investment or other advice, and each prospective investor should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in limited partnership interests (the "Interests"). In making an investment decision, investors must rely on their own examination of BMO Partners Fund, L.P. (the "Fund" or the "Partnership") and the terms of the offering, including the merits and risks involved.

                           -------------------------

         The Fund will not be registered as an investment company under the Investment Company Act of 1940, as amended. The Interests have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Interests will be offered and sold under the exemption provided by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder and other exemptions. No offer to sell (or solicitation of an offer to buy) is being made in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful to make such offer or solicitation. There is no public market for the Interests and no such market is expected to develop in the future. These Interests are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Third Amended and Restated Limited Partnership Agreement of the Fund (the "Partnership Agreement"), the 1933 Act and other applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Investors should be aware of their limited rights to withdraw capital from the Fund and of the limited liquidity of an investment in Interests.

                           -------------------------

         No person has been authorized in connection with this offering to give any information or make any representations other than as contained in this memorandum and the accompanying exhibits and any representation or information not contained herein or in the accompanying exhibits must not be relied upon as having been authorized by the Fund or any of its partners or affiliates. The delivery of this memorandum and the accompanying exhibits does not imply that the information herein or therein is correct as of any time subsequent to the date on the cover hereof.

                           -------------------------

         Each prospective investor is invited to meet with Beck, Mack & Oliver (the "General Partner") and to discuss with, ask questions of and receive answers from it concerning the terms and conditions of this offering of the Interests, and to obtain any additional information, to the extent the General Partner possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the information contained herein. Inquiries should be directed to: Dan I. Abrams, Beck, Mack & Oliver LLC,
360 Madison Avenue, 20th Floor, New York, NY 10017, (212) 661-2640.

                           -------------------------

         This memorandum contains a summary of the Partnership Agreement of the Fund and of other documents referred to herein. However, the discussions set forth in this memorandum do not purport to be complete. They are subject to and qualified in their entirety by reference to the partnership agreement, a copy of which is attached as Exhibit A, as well as the subscription agreement, a form of which is attached as Exhibit B, and the Fund's most recent financial statements, copies of which are attached as Exhibit C, each of which should be reviewed for complete information concerning the rights, privileges and obligations of the partners.

                           -------------------------

         For Florida investors: The Interests have not been registered under the Florida Securities Act.

         If sales are made to five (5) or more investors in Florida, any Florida investor may, at his option, void any purchase hereunder within a period of three (3) days after he (a) first tenders or pays to the Partnership, an agent of the Partnership or an escrow agent the consideration required hereunder or (b) delivers his executed subscription agreement, whichever occurs later. To accomplish this, it is sufficient for a Florida investor to send a letter or telegram to the Partnership within such three (3) day period, stating that he is voiding and rescinding the purchase. If an investor sends a letter, it is prudent to do so by certified mail, return receipt requested, to insure that the letter is received and to evidence the time of mailing.

                           -------------------------


         For Georgia investors: These securities have been issued or sold in reliance on paragraph (13) of Code section 10-5-9 of the "Georgia Securities Act of 1973," and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

                                                                             3
                           -------------------------

         For all investors generally: Notwithstanding anything in this memorandum to the contrary, the General Partner of the Fund and each prospective investor (and any employee, representative or other agent of the General Partner of the Fund or any prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this memorandum and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

                               SUMMARY OF TERMS

         This Summary of Terms is intended only for general reference. Not all of the material facts relating to an investment in the Fund appear in this Summary. This memorandum and the attached exhibits describe numerous aspects of an investment in the Fund, which are material to prospective investors. This memorandum, the Partnership Agreement and the other exhibit documents should be read and understood in their entirety by all prospective investors prior to making an investment in the Fund.



The Fund:           BMO Partners Fund, L.P. is a Delaware limited partnership.

General Partner:    The general partner of the Fund is Beck, Mack & Oliver
                    LLC, a New York limited liability company.

Objective:          The Fund's investment objective is to achieve long-term
                    capital appreciation consistent with preservation of capital.

Strategy:           The Fund seeks to achieve its objective by investing
                    primarily in a portfolio of common stocks and securities convertible into or exercisable for common stocks, but it may also invest in preferred stock and fixed income securities such as notes, bonds and debentures. The Fund may also invest in options on stock indices for bona fide hedging purposes only.

Management:         The Fund's investment portfolio is managed by its General
                    Partner pursuant to the Partnership Agreement.

Management Fee:     The Fund pays the General Partner a fee (the "Management
                    Fee"), quarterly in advance, based on the net assets of the Fund at the beginning of each quarter of the Fund's fiscal year, equal to 1% per annum of the first $5 million of the Fund's net assets,3/4of 1% per annum of the next $5 million of the Fund's net assets and1/2of 1% per annum of the Fund's net assets in excess of $10 million.

Custodian:          Investors Bank and Trust Company serves as custodian of
                    the Fund's assets. See "MANAGEMENT OF THE PARTNERSHIP AND
                    THE FUND--Custodian."

Expenses:           The General Partner will provide the partnership, at its
                    own expense, with office space, facilities, equipment and personnel. The General Partner will bear the administrative and service expenses associated with managing the partnership's assets, including the expenses incurred in the finding and management of the investments of the partnership. All other operating expenses of the Fund will be borne by the Fund. See "MANAGEMENT OF THE
                    PARTNERSHIP AND THE FUND -- The Fund's General Partner."

Risk Factors:       The Fund is subject to market risks that affect the value
                    of its portfolio securities. The Fund's principal investment strategy involves investing in common stocks and securities convertible into or exercisable for common stocks. Therefore, the Fund has significant equity exposure which subjects it to changing conditions in the stock markets as well as the performance of the companies or industries selected for the Fund's portfolio. To the extent the Fund invests in debt securities it is subject to credit risk and interest rate risk.

                    You will not be able to transfer your Interests except by operation of law or with the consent of the General Partner in its sole discretion.

                    The Fund may invest up to 10% of its total assets in securities of a single issuer. As a result, it may be more susceptible to any single economic, political or regulatory occurrence than more widely diversified funds.

                    The Fund may invest in foreign securities which carry certain risks not typically associated with securities of U.S. issuers, including withholding taxes, exchange rate risks, less liquidity, higher costs, transfer taxes, transaction charges, less public information, differing accounting standards, risk of seizure and difficulties in enforcing judgments. The Fund may invest up to 10% of its net assets in debt securities rated below investment-grade which carry a greater risk of default than higher-rated debt securities, are subject to greater fluctuations in market value and, in some cases, lack an established retail secondary market.

                    There are additional risks associated with certain of the Fund's investments and investment strategies. See "PRINCIPAL RISKS OF INVESTING IN THE FUND."

Minimum Capital
Contribution per
Limited Partner:    Each new limited partner must make a minimum capital
                    contribution of at least $100,000 unless the General
                    Partner exercises its discretion to waive this minimum requirement. Capital contributions must be made in cash.

Additional Capital
Contributions
and New Limited
Partners:           Additional capital contributions to the Fund by existing
                    limited partners may be accepted and new limited partners may contribute capital to the Fund on at least 10 days' prior written notice to the General Partner on the first day of each calendar quarter, provided that each additional capital contribution must be at least $10,000, unless the General Partner exercises its discretion to waive that minimum requirements or to accept additional capital contributions by existing limited partners or admit new limited partners at any time other than the first day of a calendar quarter.

Tax Allocations:    A capital account for Fund accounting purposes ("Capital
                    Account") and a capital account for income tax accounting purposes ("Tax Account") will be established for each new partner. The initial balance of each account will equal the partner's original cash contribution, and it will be adjusted from time to time to reflect additional contributions and distributions. In addition, at the end of each accounting period, the Capital Accounts of all partners will be adjusted to reflect an allocation of net capital appreciation or depreciation of the Fund during that accounting period in proportion to the partners' respective Capital Account balances.

                    Each partner's Tax Account will be increased by the partner's share of income and taxable gain and will be reduced by the partner's share of taxable loss and deductions and certain nondeductible expenses.

                    Allocations for income tax purposes generally will be made among partners so as to reflect equitably amounts credited or debited to each partner's Capital Account for the current and prior years. However, for any fiscal year capital gains and losses of the Fund will first be allocated to withdrawing partners so as to eliminate insofar as possible any difference between the balance in withdrawing partners' Capital Accounts and Tax Accounts and, to the extent these allocations are insufficient to eliminate completely this difference, items of ordinary income, loss or deduction may be allocated to the withdrawing partners. See "SUMMARY OF PARTNERSHIP AGREEMENT -- Capital Accounts and Tax Accounts."

Taxes: The General Partner believes that the Fund will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. See "TAXES--Partnership Status." The Fund has determined that it is not practicable to seek a ruling from the Internal Revenue Service ("IRS") that it will not be treated as a "publicly traded partnership," and therefore it is not certain that the Fund will not be so treated. If it is determined that, contrary to the General Partner's belief, the Fund should be taxed as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends.

                    Each limited partner must report and will be taxed based upon his or her distributive share of the Fund's income, gain, loss, deduction and credit each taxable year whether or not he or she has have received any cash distributions. See "TAXES--Taxation of Limited Partners."

                    Prospective investors should consult their tax advisers with respect to the tax consequences of their investment in the Fund. See "TAXES".

Distributions
and Withdrawals:    Each partner may elect to receive distributions of all or
                    part of its share of the Fund's dividends, interest and other types of net investment income and realized net capital gains annually. Any such amounts which are not elected to be distributed will be automatically reinvested in the Fund for the accounts of the partners otherwise entitled thereto as of the first day of the calendar year following the year to which such distributions relate, for which purpose all specified capital contribution minimums will be waived.

                    On the first day of each calendar quarter, a limited partner may, on 30 days' prior written notice, withdraw all or any portion of its Capital Account, provided that limited partners who do not retain at least $100,000 in their Capital Accounts may be required to withdraw from the Fund by the General Partner.

                    The General Partner has the right to require any limited partner to withdraw from the Fund at any time and for any reason.

                    The General Partner may make withdrawals from its Capital Account on any date on which a limited partner may make withdrawals.

Transferability
of Interests:       A limited partner may not assign its Interest (except by
                    operation of law) or substitute an assignee as a limited partner without the prior written consent of the General
                    Partner, which may be given or withheld in the General
                    Partner's sole discretion. See "THE FUND."

Term: The Fund will dissolve on the first to occur of (a) December 31, 2099, (b) a determination by the General Partner at any time and for any reason to liquidate and dissolve the Fund, (c) the bankruptcy or insolvency of the General Partner, or (d) the termination, dissolution (other than by reason of a change in the members of the General Partner) or withdrawal of the General Partner as general partner of the Fund without its designation of an affiliate or successor to its business or assets to be substituted as the General Partner. See "SUMMARY OF PARTNERSHIP AGREEMENT -- Term of the Fund."

Limited Partner
Reports: Limited partners will receive audited financial reports of the Fund annually, reported on by the Fund's accountants, and unaudited interim reports at least semi-annually. See "SUMMARY OF PARTNERSHIP AGREEMENT -- Reports."

Subscription
Matters: Investors in the Fund become parties to the Partnership Agreement. Persons interested in investing in the Fund are required to complete and return to the General Partner the subscription document attached as Exhibit B. The General Partner, in its sole discretion, may decline to accept any proposed investor as a limited partner. See "SUBSCRIPTION MATTERS."

                                   THE FUND

         The Fund is a closed-end, non-diversified management investment company formed on March 8, 1991 as a Delaware limited partnership whose Interests are privately offered. Prior to May, 2000, the Fund was not registered under the Investment Company Act of 1940, as amended (the "1940 Act"). In May, 2000, the Fund registered as an investment company under the 1940 Act. In October, 2004, following approval by the limited partners, the Fund filed an application with the SEC to terminate its registration under the 1940 Act. The Fund shall continue in business through the close of business on December 31, 2099 unless terminated earlier under the terms of the Partnership Agreement. The Fund will have 100 or fewer partners. If a limited partnership interest is owned by a partnership, an "S" corporation, a limited liability company or a trust, each partner, "S" corporation shareholder, limited liability company member or trust beneficiary will be counted toward the one hundred person limit.


                       INVESTMENT OBJECTIVE AND POLICIES

         The Fund's investment objective is long-term capital appreciation consistent with the preservation of capital. The Fund is designed to provide an equity oriented professionally managed investment program. The Fund is not a complete financial program.

         The Fund will seek to achieve its objective by investing primarily in a portfolio of common stocks and securities convertible into or exercisable for common stocks, but it may also invest in preferred stocks and fixed, variable and floating rate fixed income securities such as investment grade notes, bonds and debentures. The General Partner will generally seek to invest in equity securities of companies which it believes have sound, long-term fundamentals. Equity investments will be made typically in companies, which the General Partner believes are financially strong, and which appear to have attractive prospects for growth. Investment grade debt securities are debt securities rated in the category BBB- or higher by Standard & Poor's Corporation or Baa3 or higher by Moody's Investors Services, Inc. or the equivalent by another national rating organization or, if unrated, determined by the General Partner to be of comparable quality. The General Partner will have discretion to select the range of maturities of the various fixed income securities in which the Fund may invest and the weighted average life of the Fund's fixed income securities may vary substantially from time to time depending on economic and market conditions. The Fund may invest up to 10% of its net assets in fixed income securities rated below investment grade. These securities are considered by rating agencies to be, on balance, predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

         Although it is anticipated that the Fund's portfolio will primarily consist of marketable equity securities of U.S. issuers, the Fund will have flexibility in the management of its portfolio. The Fund's portfolio investments may include securities of foreign issuers, preferred stocks, corporate notes, bonds and debentures and securities issued and guaranteed as to principal and interest by the United States Government or its agencies or instrumentalities. For temporary or defensive purposes, the Fund may invest in high grade commercial paper, repurchase agreements, bankers' acceptances, bank certificates of deposit, time deposits and master notes without limitation. When such a defensive strategy is in effect the Fund may not achieve its investment objective. The Fund may enter into repurchase agreements with member banks of the Federal Reserve System or primary dealers in U.S. Government securities. Under a repurchase agreement, the Fund buys securities at one price and simultaneously promises to sell back those securities at a higher price.

         The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by the Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit the Fund to lock in a price or yield on a security that it owns or intends to purchase, regardless of future changes in interest rates or market action.

Use of Options

         The Fund may purchase and sell put and call options only on stock indices. The Fund may enter into these transactions as a hedge against declines in the value of the portfolio resulting from market conditions or as a hedge against securities it anticipates purchasing at a later date. The Fund will not use stock index options for speculative purposes.

         An option on a stock index gives the holder the right to receive, upon exercise of the option, an amount of cash equal to the difference between the strike price and the closing price of the stock index upon which the option is based if the closing level of the stock index is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of the cash settlement. The Fund will only purchase options traded on a national securities exchange or board of trade.

Investment Restrictions

         The Fund will operate under the following investment restrictions that, along with the Fund's investment objective cannot be changed without the affirmative vote of limited partners holding a majority of the Interests in the Fund. The Fund may not:

          1. Borrow money, except as a temporary measure for extraordinary or emergency purposes and then only from banks and only in an amount not to exceed 10% of its total assets, or mortgage or pledge its assets;

          2. Invest 10% or more of its total assets in the securities of any one issuer or 25% or more of its total assets in the securities of issuers in any single industry, provided that this restriction does not apply to investments in United States Government securities;

          3. Acquire 10% or more of the voting power or value of the stock of a foreign corporation;

          4. Purchase any securities on margin (except that the Fund may make deposits in connection with transactions in options) or make short sales of securities;

          5. Make loans (other than through the purchase of marketable debt securities) or lend portfolio securities;

          6. Underwrite securities;

          7. Purchase or sell commodities, commodity contracts, futures contracts or options thereon or purchase or sell put or call options on securities, provided, that for bona fide hedging purposes the Fund may purchase or sell options on stock indices; or

          8. Issue any senior security (as defined in the 1940 Act), except that (a) the Fund may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act; (b) the Fund may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (c) subject to the restrictions set forth above, the Fund may borrow money as authorized by the 1940 Act; or

          9. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments. Investments by the Fund in marketable securities of companies engaged in such activities are not hereby precluded.

         If a percentage restriction set forth above is adhered to at the time the transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Portfolio Transactions and Brokerage Allocation

         Purchases and sales will be made when considered advisable by the General Partner, but generally not for trading purposes. The Fund intends to limit portfolio trading to the extent practicable and consistent with its investment objectives. It is expected that the Fund's annual portfolio turnover rate will not exceed 30%, but this rate may be exceeded if, in the General Partner's opinion, conditions warrant. To the extent that there is active trading, the Fund will incur higher transaction costs. The General Partner will weigh the added costs of short-term investment against anticipated gains, and the Fund will engage in portfolio trading if the General Partner believes a transaction, net of costs (including custodian charges), will help it achieve its investment objective.

         In selecting brokers to effect portfolio transactions for the Fund, the General Partner shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Fund. In assessing the best overall terms available for any transaction, the General Partner considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the General Partner, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The General Partner is not required to obtain the lowest commission or the best net price for the Fund on any particular transaction, and is not required to execute any order in a fashion either preferential to the Fund relative to other accounts they manage or otherwise materially adverse to such other accounts.

         Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the General Partner normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession.

         The General Partner may cause the Fund to pay a broker-dealer which provides brokerage and research services to the General Partner, the Fund and/or other accounts for which the General Partner exercises investment discretion, an amount of commission for effecting a securities transaction for the Fund in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services may be of value in advising the Fund. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         The management fees that the Fund pays to the General Partner will not be reduced as a consequence of the General Partner's receipt of brokerage and research services. To the extent the Fund's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Fund will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services generally would be useful and of value to the General Partner in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the General Partner in carrying out its obligations to the Fund. While such services are not expected to reduce the expenses of the General Partner, the General Partner would, through use of the services, avoid the additional expenses, which would be incurred if it should attempt to develop comparable information through its own staff.

         In certain instances, there may be securities that are suitable for one or more of the accounts advised by the General Partner. Investment decisions for the Fund and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. However, it is believed that the ability of the Fund to participate in volume transactions will generally produce better executions for the Fund.

          No portfolio transactions are executed with any affiliate of Beck, Mack & Oliver LLC acting either as principal or as broker.

                   PRINCIPAL RISKS OF INVESTING IN THE FUND

         While the Fund seeks long-term capital appreciation, there is no guarantee that the Interests will not lose value. This means that you can lose money on your investment in the Fund. The Fund may not be able to achieve its investment objective if the General Partner's expectations regarding particular securities or markets are not met.

         General Market Risks. The Fund is subject to market risks that affect the value of its portfolio securities, including general economic and market conditions. Since the Fund will typically have significant equity exposure, the value of the interests in the Fund will be influenced by conditions in the stock markets, as well as the performance of the companies or industries selected for the Fund's portfolio.

         Credit and Interest Rate Risks. To the extent the Fund's assets are invested in debt securities, the Fund is subject to credit risk and interest rate risk. Typically, when interest rates rise, the market value of debt securities, such as those held by the Fund, will decline. Debt securities with longer maturities are more sensitive to interest rate risk than shorter term debt securities. When interest rates fall, the market value of the Fund's debt securities will tend to rise. However, during periods of falling interest rates, the Fund's total return may be subject to reinvestment rate risk. The Fund's total return may suffer as a result of reinvestment rate risk if the market value gains caused by falling interest rates are not enough to offset the lower rates of interest available for the continuing investment of the Fund's assets. Credit risk is the risk that the issuer of a debt security may not be able to pay principal and interest payments on time. The market's perception that an issuer might not be able to make such timely payments may negatively affect the market value of that issuer's debt securities.

         Transferability. A limited partner may not transfer his Interest as a limited partner in whole or in part to any person except by operation of law and is not entitled to substitute for himself as a limited partner any other person, without the prior written consent of the General Partner in its sole discretion, which may be withheld for any reason and may be subject to such conditions, including the making of representations or the provisions of opinions of counsel, as the General Partner in its sole discretion may determine.

         Limited Liquidity. You will not be able to redeem your Interests on a daily basis. On the first day of each calendar quarter, a limited partner may, on 30 days' prior written notice to the General Partner, withdraw all of his capital account, and thereby withdraw from the Fund, or withdraw any portion of his capital account.

         Non-Diversification. The Fund may invest up to 10% of its total assets in the securities of a single issuer. Since the Fund's assets may be invested in the obligations of a limited number of issuers, the Fund may be more susceptible to any single economic, political or regulatory occurrence than more widely diversified funds.

         Concentration. The Fund is permitted to invest as much as 25% of its net assets in the securities of a single industry, and if it does so it may be more susceptible to an economic, political or regulatory development affecting that industry than a less concentrated investment company would be.

         Non-U.S. Securities. The Fund's investments in foreign securities involve certain risks not typically associated with investments in the securities of U.S. issuers, including risk relating to future political and economic developments and the possible imposition of foreign withholding taxes on dividend or interest income payable on such securities. Changes in the exchange rates of foreign currencies in which the Fund's investments may be denominated will affect the U.S. dollar value of the Fund's assets and the Fund's return. Foreign securities markets may have substantially less volume and may be smaller, less liquid and subject to greater price volatility than U.S. markets. Delays or problems with settlement in foreign markets could affect the liquidity of the Fund's foreign investments and adversely affect performance. Investment in foreign securities also may result in higher brokerage and other costs and the imposition of transfer taxes or transaction charges. In addition, there may be less publicly available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as U.S. issuers. Investments in foreign securities also involve risks of the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other foreign governmental laws or restrictions that might adversely affect the payment of dividends on equity securities and principal of and interest on debt securities. In the event of a default on a foreign obligation, it may be difficult for the Fund to obtain or enforce a judgment against the issuer. Investments in depositary receipts are subject to some, but not all, of the foregoing risks.

         Index Options. Whether the Fund will realize a gain or loss on the purchase or sale of an option on an index depends upon movements in the prices of the stocks constituting the related index and the changes in the premium or discount for the option rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on indices would be subject to the General Partner's ability to predict correctly movements in the direction of the stock market generally. This requires different skills and techniques than predicting changes in the price of individual stocks.

         The Fund's use of options on stock indices is also subject to various additional risks. The correlation between movements in the price of the stock index and the price of the securities being hedged is imperfect and the risk from imperfect correlation increases as the composition of the Fund's portfolio diverges from the composition of the relevant index. In addition, the ability of the Fund to close out an option depends on an exchange or board of trade providing a market for options on the same index and in the same series. Although the Fund intends to purchase and sell options on an exchange or board of trade with an active trading market, there is no assurance that an active market will exist for any particular option at any particular time.

         Convertible Securities. Convertible securities have general characteristics similar to both fixed-income and equity securities. Although to a lesser extent than with fixed-income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock, and therefore, also will react to variations in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock.

         Below Investment-Grade Securities. The market values of many high yield securities, which are rated Ba or lower by Moody's or BB or lower by S&P and are sometimes referred to as "junk bonds," tend to be more sensitive to economic conditions than are higher rated securities and will fluctuate more over time. These securities are considered by S&P and Moody's, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and generally will involve more credit risk than securities in the higher rating categories. The Fund limits such investments to a maximum of 10% of its portfolio.

         Issuers of high yield securities often are highly leveraged and may not have available to them more traditional methods of financing. The issuer's ability to service its debt obligations may be affected adversely by specific corporate developments or the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss because of default by the issuer is significantly greater for the holders of these securities because such securities generally are unsecured and often are subordinated to other creditors of the issuer.

         There is no established retail secondary market for many of these securities, and to the extent a secondary trading market for these securities does exist, it generally is not as liquid as the secondary market for higher rated securities. The lack of a liquid secondary market may have an adverse impact on market price and yield and the Fund's ability to dispose of particular issues when necessary to meet that Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. It may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing that Fund's portfolio and calculating its net asset value.

         The market values of certain lower rated debt securities tend to reflect investor perceptions and individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities.

         Repurchase Agreements. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Fund.

         When-Issued Purchases and Forward Commitments. When-issued and forward commitment transactions involve the risk that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place.

                             FINANCIAL INFORMATION

         Exhibit C contains audited annual financial statements of the Fund for its two most recent fiscal years and unaudited interim statements.

                  MANAGEMENT OF THE PARTNERSHIP AND THE FUND

The Fund's General Partner

         The Fund's General Partner is Beck, Mack & Oliver LLC, a New York limited liability company. As General Partner, Beck, Mack & Oliver LLC is responsible for the day-to-day management of the investment portfolio and other business affairs of the Fund. Beck, Mack & Oliver LLC is located at 360 Madison Avenue, 20th Floor, New York, New York 10017. Beck, Mack & Oliver LLC is a member of the Investment Counsel Association of America.

         Founded as a partnership in 1931 by T. Edmund Beck and Lewis Mack and converted to a limited liability company in 1996, Beck, Mack & Oliver LLC is an independent investment counselor which is registered under the Investment Advisers Act of 1940 and as of June 30, 2004 managed approximately $2.83 billion dollars in assets on behalf of individuals, trusts, tax-exempt institutions and corporations.

         Beck, Mack & Oliver LLC is responsible for the management of the Fund's investment portfolio and it also oversees certain administrative, compliance and accounting services for the Fund. In addition, members of Beck, Mack & Oliver LLC serve as officers of the Fund and Beck, Mack & Oliver LLC provides office space for the Fund and pays the salaries, fees and expenses of Fund officers.

Portfolio Manager

         Dan I. Abrams is the portfolio manager of the Fund and is responsible for making investment decisions and for the day-to-day management of the Fund's portfolio.

         Mr. Abrams has served as an investment counselor at Beck, Mack & Oliver LLC since 1987 and is a member of the company. His responsibilities with Beck Mack & Oliver LLC include counseling, developing investment strategies and managing portfolios for individuals, trusts and institutional clients. Mr. Abrams has had primary responsibility for managing the Fund since its inception in 1991.

Custodian

         Pursuant to a custodian agreement, Investors Bank and Trust Company serves as the custodian of the assets of the Fund and receives such compensation as is agreed upon from time to time. As custodian Investors Bank and Trust Company provides oversight and record keeping for the assets held in the Fund. The custodian is located at 33 Maiden Lane, Fourth Floor, New York, New York 10038.

                                                                            16
                     SUMMARY OF PARTNERSHIP AGREEMENT

         As an investor in the Fund, you will be a party to the Partnership Agreement. A summary of certain provisions of the Partnership Agreement follows. This summary is not definitive and is qualified in its entirety by reference to the Partnership Agreement itself, which is attached as Exhibit A. Each prospective investor should carefully read the Partnership Agreement in its entirety.

Capital Accounts and Tax Accounts

         A Capital Account and a Tax Account will be established for each partner and each new partner. The initial balance of each account will equal the partner's original cash contribution, and it will be adjusted to reflect additional contributions and distributions. At the end of each Fiscal Period (as defined below), the Capital Account of each partner will be (i) decreased by the amount of any withdrawals made by the partner, (ii) increased by the amount of the partner's allocation of Net Capital Appreciation (as defined below) and (iii) decreased by the amount of the partner's allocation of Net Capital Depreciation (as defined below).

         Each partner's Tax Account will be increased by the partner's share of taxable gain and income and tax-exempt income and will be reduced by the partner's share of taxable loss and certain nondeductible expenses.

         Allocations for income tax purposes generally will be made among partners so as to reflect equitably amounts credited or debited to each partner's Capital Account for the current and prior years. However, for any fiscal year capital gains and losses of the Fund will first be allocated to withdrawing partners so as to eliminate insofar as possible any difference between the balance in withdrawing partners' Capital Accounts and Tax Accounts and, to the extent these allocations are insufficient to eliminate completely this difference, items of ordinary income, loss or deduction may be allocated to the withdrawing partners.

         "Fiscal Period" means the period beginning on the first day following the last day of the immediately preceding Fiscal Period and ending on the earliest of (i) the date immediately preceding the date on which additional capital contributions are made to the Fund, (ii) the date on which there are withdrawals from the Fund, (iii) the December 31st of the calendar year within which the current Fiscal Period began and (iv) the date on which the Fund liquidates.

         "Net Capital Appreciation" for any Fiscal Period means the excess of the Fund's net asset value at the end of that Fiscal Period over the Fund's net asset value at the beginning of that Fiscal Period (plus the amount of any distributions during that Fiscal Period and minus the amount of capital contributions to the Fund made during that Fiscal Period).

         "Net Capital Depreciation" for any Fiscal Period means the excess of the Fund's net asset value at the beginning of that Fiscal Period over the Fund's net asset value at the end of that Fiscal Period (minus the amount of distributions during that Fiscal Period and plus the amount of any capital contributions to the Fund during that Fiscal Period).

Allocation of Net Capital Appreciation
and Net Capital Depreciation

         At the end of each Fiscal Period, the Capital Account of all partners during that Fiscal Period will be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or the Net Capital Depreciation, as the case may be, of the Fund for that Fiscal Period to the Capital Accounts of those partners in proportion to their respective Capital Account balances at the beginning of that Fiscal Period.

Distributions and Withdrawals

         Except as described below, no partner will have the right to receive distributions from the Fund or to withdraw any amount from its Capital Account, provided that the General Partner may make pro rata distributions in amounts and at times that it determines in its sole discretion.

         Each limited partner may elect to receive distributions of all or part of its share of the Fund's dividends, interest and other items of net investment income and realized net capital gains annually. Any such amounts which are not elected to be distributed will be automatically reinvested in the Fund for the accounts of the partners otherwise entitled thereto as of the first day of the calendar year following the year to which such distributions relate, for which purpose all specified capital contribution minimums will be waived.

         On the first day of each calendar quarter, a limited partner may, on 30 day's prior written notice to the General Partner, withdraw all or any portion of its Capital Account. Any limited partner who withdraws an amount which would leave less than $100,000 in its Capital Account may, in the sole discretion of the General Partner, be required to withdraw from the Fund by the General Partner.

         The General Partner has the right to withdraw any portion of its Capital Account on any date on which a limited partner may make withdrawals from the Fund.

         The General Partner may, on five days' prior written notice, terminate the Interest of any limited partner and cause the withdrawal of the limited partner from the Fund at any time and for any reason, including, but not limited to, a determination by the General Partner that the continued participation of the limited partner might cause the Fund or any partner to violate any law or if any litigation is commenced or threatened against the Fund or any partner arising out of, or relating to, the participation of the limited partner in the Fund.

         Distributions upon withdrawal will be made in cash or securities or both, as the General Partner may in its sole discretion determine, as soon as practicable after the date of termination and withdrawal.

Management Fee

         The Fund will pay the General Partner a management fee quarterly in advance, based on the net assets of the Fund at the beginning of each quarter of the Fund's fiscal year. The management fee will equal 1% per annum of the first $5 million of the Fund's net assets, 3/4 of 1% per annum of the next $5 million of the Fund's net assets and 1/2 of 1% per annum of the Fund's net assets in excess of $10 million. If the date on which the Fund liquidates is a date other than the last day of a quarter, the General Partner shall refund to the Fund the amount of the most recent installment of the management fee allocable to the portion of the quarter for which that installment was paid which is subsequent to the liquidation date. The management fee will be treated as an expense of the Fund paid to the General Partner other than in its capacity as a partner.

Term of the Fund

         The Fund will dissolve on the first to occur of (i) December 31, 2099, (ii) the General Partner's determination at any time and for any reason to liquidate and dissolve the Fund, (iii) the bankruptcy or insolvency of the General Partner or (iv) the termination, dissolution (other than by reason of a change in the members of the General Partner) or withdrawal of the General Partner as general partner of the Fund without its designation of an affiliate of the General Partner or successor to its business or assets to be substituted as the General Partner.

         The withdrawal, death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a limited partner will not dissolve the Fund. The legal representatives of a limited partner will succeed as assignee to a limited partner's Interest in the Fund upon the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the limited partner but shall not be admitted as a substituted limited partner without the consent of the General Partner, which consent may be given or withheld in its sole discretion. In the event of the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a limited partner or the giving of notice of withdrawal by a limited partner, the Interest of the limited partner will continue at the risk of the Fund's business until the effective date of the limited partner's or its legal representatives withdrawal from the Fund or the earlier termination of the Fund.

Liability of the General Partner

         The General Partner has unlimited liability under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the repayment and discharge of all debts and obligations of the Fund but is entitled to require the prior exhaustion of the Fund's assets.

         The General Partner will not be liable to any other partner or the Fund for any losses due to any act or omission of the General Partner in connection with the conduct of the business of the Fund that is determined in good faith by the General Partner to be in or not opposed to the best interests of the Fund, unless the act or omission constitutes willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing by the General Partner. In addition, the General Partner will not be liable to any other partners or the Fund for any losses due to any act or omission of any other partners or the mistakes, negligence, misconduct or bad faith of any broker or other agent of the Fund selected by the General Partner with reasonable care.

         The General Partner may consult with legal counsel or accountants selected by it. Any act or omission by it on behalf of the Fund or in furtherance of the business of the Fund in good faith in reliance on and in accordance with the advice of such counsel or accountants will be full justification for the act or omission, and the General Partner will be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

Indemnification

         To the fullest extent permitted by law, the General Partner, its affiliates and their respective partners, officers, employees, directors and shareholders (the "Indemnitees") will be indemnified by the Fund against any losses and expenses that are incurred and arise out of or in the course of the business of the Fund, provided that (i) the Indemnitee acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Fund and (ii) the conduct did not constitute willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The satisfaction of any indemnification shall be from and limited to Fund assets, and no partners shall have personal liability on account thereof.

Limited Liability of Limited Partners

         A limited partner or former limited partner will be liable for debts and obligations of the Fund attributable to any fiscal year during which it is or was a limited partner of the Fund only to the extent of its interest in the Fund in the fiscal year (or portion thereof) to which the debts and obligations are attributable. In order to meet a particular debt or obligation, a limited partner or former limited partner may be required to make additional contributions or payments up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by him from the Partnership during or after the fiscal year to which such debt or obligation is attributable.

Additional Capital Contributions; Admission of New Limited Partners; Changes in the General Partner

         Upon at least 10 days' prior written notice to the General Partner an existing limited partner may make additional capital contributions to the Fund on the first day of each calendar quarter, provided that each additional capital contribution must be for at least $10,000, unless the General Partner exercises its sole discretion to waive these minimum requirements or to accept additional capital contributions by existing limited partners at any time other than the first day of a calendar quarter. New partners may, with the consent of the General Partner and without the approval of any limited partner, be admitted to the

Fund on the first day of each calendar quarter, provided that the new partners make an initial capital contribution of at least $100,000, unless the General Partner exercises its sole discretion to waive that minimum. In addition, the General Partner in its sole discretion may also accept new partners at any time.

         Without the consent of the limited partners, the General Partner may withdraw as general partner of the Fund and designate an affiliate of the General Partner or any successor to the business or assets of the General Partner to be substituted as the General Partner. Except as required by applicable law, changes in the members, partners, directors, officers or shareholders of a General Partner will not require the consent of the limited partners and will not dissolve the Fund.

Other Activities of the General Partner

         The General Partner will devote that amount of its time to the affairs of the Fund which in its judgment the conduct of the Fund's business reasonably requires. The General Partner will not be obligated to do or perform any act or thing in connection with the business of the Fund not expressly set forth in the Partnership Agreement. The General Partner, its affiliates and their respective members, partners, directors, officers, employees or shareholders will not be precluded from engaging directly or indirectly in any other business or other activity, including, but not limited to, exercising investment advisory and management responsibility and buying, selling or otherwise dealing with securities for their own accounts, for the accounts of family members and for the accounts of individual and institutional clients, which activities may compete with those of the Fund. The General Partner will be permitted to perform, among other things, investment advisory and management services for individuals and entities other than the Fund and in that connection to give advice and take action in the performance of its duties to those individuals and entities which may differ from the timing and nature of action taken with respect to the Fund. The General Partner will have no obligation to purchase or sell for the Fund any security or other investment which the General Partner or its affiliates may purchase or sell, or recommend for purchase or sale, for its or their own accounts, or for the account of any client. Neither the Fund nor the limited partners will have any rights of first refusal, coinvestment or other rights in respect of the investments of other accounts or in any fees, profits or other income earned or otherwise derived therefrom. No limited partner will, by reason of being a limited partner in the Fund, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner, any of its affiliates or their respective partners, directors, officers, employees or shareholders from the conduct of any business other than the business of the Fund or from any transaction in securities effected by the General Partner, any of its affiliates or their respective members, partners, directors, officers, employees or shareholders for any account other than that of the Fund.

Expenses

         The General Partner will pay directly the Fund's overhead expenses, including insurance, equipment, utilities, salaries, its share of rent, postage, delivery, news and quotation machines and computer expenses, telephone and other administrative expenses and all expenses in connection with reporting to the partners concerning the Fund's investment activities and performance. The Fund shall pay directly all of its operational and investment expenses, including the management fee, interest expenses, brokerage commissions, custodial and depository fees and transactional expenses, litigation expenses, taxes and investment banking fees and expenses, as well as all legal and accounting fees, and litigation and tax expenses and all expenses incurred in processing the sale and redemption of limited partnership interests in the Fund.

Amendments to Partnership Agreement

         The Partnership Agreement may be amended at any time with the written consent of the General Partner and limited partners holding more than 50% of the Interests of the limited partners; except that the General Partner may, without the consent of the limited partners, amend the Partnership Agreement
(i) to reflect changes validly made in the membership of the Fund and the contributions and withdrawals by any partner, (ii) to reflect a change in the name of the Fund, (iii) to reflect a change in the manner in which Capital Accounts or any debits or credits thereto are computed in accordance with the terms and conditions of the Partnership Agreement, (iv) to effect compliance with any applicable law or regulation and (v) to make a change that is necessary or desirable to correct any ambiguity, to correct or supplement any provision in the Partnership Agreement that would be inconsistent with any other provision in the Partnership Agreement and to make any other provision with respect to matters or questions arising under the Partnership Agreement that will not be inconsistent with the provisions of the Partnership Agreement, in each case if the change does not adversely affect the limited partners. The consent of a partner must be obtained for any amendment which would (a) reduce its (i) Capital Account, (ii) rights to allocations and distributions (other than by virtue of new and additional contributions by other partners) or (iii) rights of contribution or withdrawal or (b) modify the provisions of the amendment section of the Partnership Agreement.

Reports to Limited Partners

         Limited partners will receive audited financial reports of the Fund annually, reported on by the Fund's independent accountants, and on a quarterly basis unaudited interim reports setting forth, as of the end of each fiscal quarter, information which the General Partner deems appropriate. Reminick, Aarons & Company, LLP, has been retained to serve as independent accountants to the Fund.

Transferability of Interests

         A limited partner may not assign or otherwise transfer its Interest (except by operation of law) in whole or in part or substitute an assignee as a limited partner without the prior written consent of the General Partner, which may be withheld for any reason in the General Partner's sole discretion.


                                     TAXES

         The following summary discussion describes certain U.S. federal income tax aspects of investing in the Fund. It is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations ("Regulations") promulgated thereunder and published administrative rulings and judicial decisions, all as of the date of this private placement memorandum. No assurance can be given that future legislation, administrative rulings or court decisions will not modify the conclusions set forth in this discussion. This discussion is necessarily general; the actual tax and financial consequences of the purchase of Interests in the Fund will vary depending upon the investor's circumstances. This discussion does not constitute tax advice and is not intended to substitute for individual tax planning. Further, this discussion does not take into account the particular circumstances of each prospective investor some of whom, such as non-U.S. persons, tax exempt organizations, financial institutions, dealers or traders in securities that adopt mark to market accounting for tax purposes or other investors that do not hold their Interests as capital assets may be subject to special rules. Each prospective investor is urged to consult his own tax advisor with respect to the federal, state, local and foreign income tax consequences of the purchase, ownership or disposition of Interests in the Fund.

Partnership Status

         Under current U.S. Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for federal income tax purposes unless it elects to be treated as a corporation. Thus, assuming no such election is made, and subject to the discussion of "publicly traded partnership" set forth below, the Fund will be treated as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for federal income tax purposes may not be respected for state or local tax purposes. An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return. Individual partners are required to report on their federal income tax returns their distributive shares of each item of the partnership's income, gain, loss, deduction and credits for each taxable year of the partnership ending with or within the partner's taxable year. See "Taxation of Limited Partners" below.

         An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership". The General Partner intends to conduct the activities of the Fund to ensure that the Fund is not treated as a publicly traded partnership. In this regard, the General Partner may obtain and rely on representations and undertakings from each limited partner. The General Partner intends to treat the Fund as a partnership for United States federal income tax purposes and the discussion herein assumes such treatment applies.

         In the absence of a ruling from the IRS (which the Fund has determined it is not practicable to seek), there can be no assurance that the IRS will not attempt to characterize the Fund as a "publicly traded partnership" taxable as a corporation. If the Fund were determined to be a corporation for tax purposes, the Fund would be taxed on its earnings at corporate rates, and any distributions to the limited partners would be treated as corporate distributions, which would be taxable as dividends to the limited partners to the extent of the earnings and profits of the Fund. Subject to applicable limitations in the Code, such dividends would generally be eligible for a dividends received deduction in the case of a limited partner that is a corporation.

Taxation of Limited Partners

         Provided that the Fund is classified as a partnership for federal income tax purposes, each limited partner will be taxed upon his distributive share of each item of the Fund's income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the limited partners' taxable year. See "Allocations of Income, Gain, Loss and Expense" below. Each item will have the same character and source to a limited partner as though the limited partner realized the item directly. Limited partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the Fund for a taxable year, and thus may incur income tax liabilities without receiving sufficient distributions from the Fund to fund these liabilities. In addition, investments in certain securities such as original issue discount obligations, preferred stock with redemption premiums, stock of certain foreign corporations, "Section 1256 contracts" and in positions that constitute "straddles" as well as certain methods of accounting adopted by the Fund, may result in the recognition of substantial amounts of taxable income without receipt of cash, or substantial amounts of taxable income when little economic income is realized.

Allocations of Income, Gain, Loss and Deduction

         Section 704(b) of the Code provides that a partner's distributive share of income, gain, loss, deduction or credit or any item thereof, will be determined under the Partnership Agreement provided the allocations have "substantial economic effect." In order for partnership allocations to have substantial economic effect the Regulations under Section 704(b) of the Code, among other things, prescribe complex requirements for the maintenance of capital accounts. If an allocation lacks substantial economic effect the item must be reallocated in accordance with the partner's "interest in the partnership", which will be determined taking into account all of the facts and circumstances.

         Under the Partnership Agreement, the Fund's Net Capital Appreciation or Net Capital Depreciation for each accounting period is allocated among the partners without regard to the amount of income or loss actually realized by the Fund for federal income tax purposes. For each fiscal year, under the Partnership Agreement items of income, gain, loss, deduction or credit realized for federal income tax purposes by the Fund are to be allocated for income tax purposes in such a manner as to reflect equitably the amount so allocated to each partner's Capital Account for the current and prior fiscal years. In addition, in the case of a withdrawing partner whose tax basis differs from his Capital Account balance the General Partner may allocate specifically to that partner items of tax income or loss to eliminate the difference. There can be no assurance that the IRS will accept such allocations.

         The allocations of income, gain, loss and deduction discussed above are intended to comply generally with the requirements of Sections 704(b) and 704(c) of the Code. However, the IRS may assert that the Fund does not maintain capital accounts in accordance with Section 704(b) of the Code and that its allocations therefore lack substantial economic effect. Similarly, there can be no assurance that the IRS will not challenge the validity of the Fund's method of complying with Section 704(c).

         Any challenge by the IRS with respect to the allocations of tax items provided in the Partnership Agreement, whether as described above or on some other ground, would, if sustained, result in the reallocation of the items in accordance with the partners' interests in the Fund. This reallocation could affect adversely the tax and financial consequences of a purchase of an Interest in the Fund.

         The General Partner will have the authority, without the consent of the limited partners, to amend the tax allocation provisions to the extent necessary to comply with Regulations or other authority issued under Sections 704(b) of the Code.

         Limited partners should note that it is possible that the allocations of the Fund's taxable income and losses among the partners will not reflect the allocations of Net Capital Appreciation and Net Capital Depreciation that have been made to the partners' Capital Accounts so that a limited partner may be allocated taxable income in excess of its economic gain. In such cases, a limited partner may be prevented from realizing the tax benefit of any excess of tax allocations over his Capital Account balance, if at all, until his Interest has been disposed of or terminated. Limited partners should note that the General Partner will attempt to allocate additional items of tax income or loss, including ordinary income or loss, as the case may be, to limited partners who withdraw from the Fund at a time when allocations of the Fund's tax results to them do not reflect allocations of Fund financial income.

Fund Distributions and Redemptions

         A cash distribution from the Fund to a limited partner will reduce the adjusted basis of the limited partner's Interest and, to the extent it exceeds the adjusted basis of the limited partner's Interest, result in treatment as gain from the sale or exchange of the Interest, taxable in accordance with the rules described under "Disposition of Interests" below.

Disposition of Interests

         A limited partner will recognize gain or loss on the sale, exchange or other disposition of an Interest to the extent the amount realized therefor differs from its tax basis in the Interest. Generally, this gain or loss will be considered long-term capital gain or loss if the limited partner has held its Interest for more than one year. Under Section 751 of the Code, however, on a sale of an Interest to a third party the limited partner will recognize ordinary income to the extent the disposition proceeds are attributable to "unrealized receivables" (including, for example, certain short-term obligations or market discount bonds, the interest on which has not been included in the Fund's taxable income) ("Section 751 property"). The limited partner may recognize this ordinary income even if it would not otherwise recognize a gain on the sale, exchange or other disposition. For tax purposes, the amount realized by a limited partner from the sale, exchange or other disposition of an Interest will include its share of the Fund's outstanding non-recourse liabilities, if any.

         On a redemption of Interests by the Fund, a limited partner will be subject to Section 751(b) if it receives non-Section 751 property (such as cash) for a portion of its interest in Section 751 property. Section 751(b) provides that in this circumstance the limited partner will be treated as receiving a deemed distribution of Section 751 property and then exchanging the Section 751 property for the non-Section 751 property. Both the limited partner and the Fund would recognize gain on a deemed exchange.

Limitations on Deductibility of Fund Losses

         Basis. To the extent losses are incurred by the Fund, a limited partner's share of deductions for the losses will be limited to the tax basis of the limited partner's Interest. A limited partner's initial tax basis for its Interest will be the amount paid for the Interest. This initial basis will be increased by the limited partner's share of Fund income and by any increase in the limited partner's share of Fund non-recourse indebtedness, if any. Basis for an Interest will be decreased (but not below zero) by distributions from the Fund, by any decrease in the limited partner's share of Fund non-recourse indebtedness, by the limited partner's share of Fund losses and by the limited partner's share of expenditures of the Fund that are not deductible in computing his taxable income and are not required to be capitalized.

         Passive Losses. The Code restricts the deductibility of losses from a "passive activity" (generally an activity in which the taxpayer does not materially participate) against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and closely held corporations. Pursuant to temporary Regulations issued by the Treasury Department, income or loss from the Fund generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a limited partner's share of income and gain, if any, from the Fund.

         The Code imposes other limitations on the ability of individuals to use losses and deductions arising from investment in entities such as the Fund, including, limitations relating to deductions for "investment interest" under Section 163 of the Code. Prospective investors should consult their own tax advisors regarding the application of such rules to an investment in the Fund.

Alternative Minimum Tax

         Each limited partner will be required to take into account its distributive share of any Fund income, gain or loss for purposes of the alternative minimum tax. Since a limited partner's potential liability for the alternative minimum tax will depend upon his overall tax situation, prospective investors are urged to consult with their tax advisors concerning the effect of an investment in the Fund on its potential liability for the alternative minimum tax.

Taxation of Fund Investments

         The Fund may realize capital gains or losses from dispositions of its investments. Interest, dividends and certain other income earned by the Fund will generally be treated as ordinary income. Net long-term capital gains of individual limited partners are generally taxable at a reduced maximum rate of 15%. After December 31, 2008, the maximum rate is scheduled to return to the previously effective 20% rate, absent Congressional action. Ordinary income of individual limited partners is generally taxable at a

35% rate. Corporate limited partners are generally taxed at the same 35% rate on both ordinary income and capital gains. The excess of capital losses over capital gains may be offset against the ordinary income of a non-corporate limited partner, subject to an annual deduction limitation of $3,000. Unused capital losses may generally be carried forward indefinitely subject to an annual reduction based on the amount of capital losses allowed or allowable as a deduction in the taxable year. For corporate limited partners, capital losses may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

Deductibility of Fund Investment Expenditures by Individual Partners

         Under the Code miscellaneous itemized deductions of an individual, including investment expenses (e.g., investment advisory fees), are deductible subject to certain limitations only to the extent they exceed 2% of the individual's adjusted gross income. This limitation on deductibility may apply to an individual partner's share of the investment expenses of a partnership. Whether the operating expenses of the Fund will be treated as investment expenses subject to the foregoing rule will depend on whether the Fund is treated as engaged in a trade or business for tax purposes. The General Partner will file the Fund's tax returns and the accompanying Schedule K-1 on the basis that the expenses are subject to the 2% limitation. Thus, an individual partner's share of certain of the Fund's expenses, including the Management Fee, will be reported as subject to this rule. Moreover, the otherwise allowable itemized deductions of individuals whose adjusted gross income exceeds an applicable threshold amount may be subject to other applicable limitations. Accordingly, individual limited partners should consult their tax advisors with respect to the application of this limitation.

Tax Exempt Investors

         Income recognized by a tax-exempt entity is exempt from federal income tax except to the extent of the entity's "unrelated business taxable income" ("UBTI"). With exceptions for certain types of entities, UBTI is generally defined as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its exempt purpose (including an unrelated trade or business regularly carried on by a partnership of which the entity is a partner). UBTI generally does not include dividends, interest and gains from the sale of property that is neither inventory nor held for sale to customers in the ordinary course of business. A tax-exempt entity deriving gross income characterized as UBTI that exceeds $1,000 in any taxable year is obligated to file a federal income tax return, even if it has no liability for that year as a result of deductions against such gross income, including an annual $1,000 statutory deduction.

         Notwithstanding the foregoing, if a tax exempt entity's acquisition of an Interest in the Fund is debt-financed, or the Fund incurs debt (which it is entitled to do under certain circumstances) for the acquisition of an investment, all or a portion of the income or gain attributed to the "debt financed property" would be included in UBTI regardless of whether such income or gain would otherwise be excluded as dividends, interest or other similar income. Prospective tax-exempt investors are urged to consult their tax advisors with respect to the consequences of investing in the Fund.

Tax Elections; Returns; Tax Audits

         The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Partnership Agreement, the General Partner, in its sole discretion, may, but is not required to, cause the Fund to make this election. This election, once made, cannot be revoked without the consent of the IRS.

         The Fund will file a federal partnership information return for each calendar year and will provide each limited partner with an annual statement containing relevant income tax information, including each limited partner's share of the Fund's taxable income or loss and capital gains or losses for each calendar year. The General Partner decides how to report the Fund items on the Fund's tax returns, and all limited partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. If the income tax returns of the Fund are audited by the IRS, the tax treatment of Fund income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the partners. The costs relating to such an audit will be borne by the partners or the Fund. The General Partner will be designated as the "Tax Matters Partner" and will have considerable authority to make decisions affecting the tax treatment and procedural rights of all partners. In addition, the Tax Matters Partner will have the right on behalf of all partners to extend the statute of limitations relating to the partners' tax liabilities with respect to Fund items.

Tax Shelter Disclosure

         Under recently issued regulations, taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible the Fund may engage in transactions that subject the Fund and potentially its limited partners to such disclosure. A limited partner disposing of an Interest in the Partnership at a taxable loss may also be subject to such disclosure.

Foreign Investors

         The Federal income tax treatment applicable to a nonresident alien or foreign entity investing in the Fund is complex and will vary depending upon the particular circumstances of each such limited partner and whether the Fund is treated as being engaged in a trade or business for United States Federal income tax purposes. Foreign investors are urged to consult with their tax advisors concerning the United States Federal, state, local and foreign (including the foreign investor's country of residence) tax treatment of an investment in the Fund.

State and Local Taxation

         In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A limited partner's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining his reportable income for state and local tax purposes in the jurisdiction in which he is a resident.

         A state or other taxing authority in which the Fund may be deemed to be doing business may impose a tax on that limited partner with respect his share of Fund income. Moreover, the Fund may itself be subject to state and local tax.

         Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of investing in the Fund, including the effect of applicable New York State and New York City tax laws.

Certain Proposed Federal Income Tax Legislation

         A number of items of legislation have in the past been proposed that could alter certain of the federal income tax consequences of an investment in the Fund. It is uncertain whether any such proposed legislation (or similar legislation) will be enacted. Prospective investors should consult their own tax advisors regarding proposed legislation.

         The above is a general summary of tax implications of investing in the Fund. Please consult your tax adviser to see how investing in the Fund will affect your own tax situation.

                         CERTAIN ERISA CONSIDERATIONS

General Fiduciary Matters

         In considering an investment in the Fund of a portion of the assets of any employee benefit plan (including a "Keogh" plan), whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (a "Qualified Plan"), a fiduciary should determine, in light of the substantial restrictions on transfers and withdrawals by limited partners and the illiquidity of the Interests, whether the investment is in accordance with the documents and instruments governing the Qualified Plan and the applicable provisions of ERISA relating to a fiduciary's duties to the Qualified Plan.

         ERISA and the Code impose certain duties on persons who are fiduciaries of plans and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to certain exceptions which are not relevant to the Fund.

Plan Assets

         If the assets of the Fund were to be deemed to be "plan assets" under ERISA, (i) the prudence and other fiduciary responsibility standards of ERISA applicable to investments made by certain Qualified Plans and their fiduciaries would extend to investments made by the Fund, and (ii) certain transactions in which the Fund might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

         Under current law, an entity will be deemed to hold plan assets if the total equity investment by benefit plan investors is 25 percent or more of the entity's equity, excluding equity interests held by the person with discretionary authority or control over the assets of the entity and the affiliates of such person. For purposes of this 25 percent test, all employee benefit plans, whether or not subject to ERISA or the Code, are counted, including "Keogh" plans, Individual Retirement Accounts and pension plans maintained by foreign corporations. If benefit plan investors constitute 25 percent or more of the Fund's equity, the Fund will be deemed to hold "plan assets," and the General Partner and Directors will attempt to comply with the provisions of ERISA and the Code applicable to a fiduciary of a Qualified Plan under ERISA.

Plan Asset Consequences;
Prohibited Transaction Exemption

         When the Fund holds "plan assets," additional issues arise under the prohibited transaction provisions of ERISA and the Code by virtue of the General Partner's interest in the Fund and the possible relationship between a General Partner and any Qualified Plan which may purchase units. If a prohibited transaction occurs for which no administrative exemption is available, the General Partner, and any other party in interest which has engaged in any such prohibited transaction, would be required (i) to restore to the Qualified Plan any profit realized on the transaction and (ii) to reimburse the Qualified Plan for any losses suffered by the Qualified Plan as a result of the investment. In addition, each party in interest involved could be subject to an excise tax equal to 5 percent of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100 percent. Plan fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by the General Partner.

         Furthermore, unless appropriate administrative exemptions were available or were obtained, the Fund could be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction if the acquisition or transaction would constitute a "prohibited transaction." For example, the Fund could be prohibited from investing in a corporation whose affiliates maintain a pension or profit-sharing plan participating in the Fund. However, because of the type of portfolio that the Fund is expected to have, the Fund does not believe that the investment restrictions imposed by the prohibited transaction provisions of ERISA and the Code will materially limit the investment opportunities available to the Fund.

         ANY FIDUCIARY FOR A QUALIFIED PLAN SHOULD CONSULT ITS LEGAL ADVISOR CONCERNING THE ERISA CONSIDERATIONS DISCUSSED ABOVE BEFORE MAKING AN INVESTMENT IN THE FUND.


                      REGULATORY AND OTHER LEGAL MATTERS

Investment Company Act of 1940

         The Fund will not be subject to the provisions of the 1940 Act in reliance upon Section 3(c)(1) of the 1940 Act, which excludes from the definition of "investment company" any issuer whose outstanding securities are beneficially owned by not more than 100 persons, as defined in Section 3(c)(1), and that meets the other conditions contained therein. The Subscription Agreement between the Fund and each limited partner and the Partnership Agreement contain representations and restrictions on transfer designed to assure that the conditions of "beneficial ownership" will be met. The Fund will not be subject to the provisions of the 1940 Act applicable to registered investment companies (which, among other things, place restrictions on certain investment practices such as short sales, writing put and call options and engaging in repurchase transactions and which require investment companies to have a majority of disinterested directors, require securities held in custody for the account of the investment company to be segregated from the securities of any other person and marked to clearly identify the securities as the property of the investment company and regulate the relationship between the investment company and its investment adviser and affiliates).

Securities Act of 1933

         The offer and sale of the Interests will not be registered under the 1933 Act in reliance upon the exemption from registration provided by Section 4(2) thereof. Each purchaser will be required to represent, among other things, that it is acquiring its Interest in the Fund for investment purposes and not for resale or distribution. See "Subscription Matters."


                             SUBSCRIPTION MATTERS

         Persons interested in investing in the Fund are required to complete and return to the General Partner the subscription document available from the General Partner. The General Partner, in its sole discretion, may decline to accept any proposed investor as a limited partner.

          The Interests have not been registered under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from registration is available. It is not contemplated that the Interests will ever be registered under the 1933 Act or that certain exemptions provided by rules promulgated under the 1933 Act (such as Rule 144) will ever be available. The Partnership Agreement provides that a limited partner may not assign its Interest, except by operation of law, or substitute another person as a limited partner without the prior written consent of the General Partner, which consent may be withheld for any reason. For a description of the limited rights of limited partners to withdraw funds from the Fund, see "Summary of Partnership Agreement--Distributions and Withdrawals." The foregoing limitations on transferability and liquidity must be regarded as substantial.

         Each investor will be required to represent in the subscription agreement, a form of which is attached as Exhibit B, that the Interest to be acquired by it is being acquired for the investor's own account, for the account of one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which the investor is a trustee, in each case for investment purposes only and not with a view to resale or distribution.

         All subscriptions for Interests must be made in the form of the subscription agreement attached as Exhibit B and forwarded along with the other subscription documents to the Fund, c/o Beck, Mack & Oliver LLC, 360 Madison Avenue, 20th Floor, New York, New York 10017, Attention: Dan I. Abrams. All investments in the Fund must be made in United States dollars by check or wire transfer to a bank account designated by the General Partner.

         Subscriptions will be accepted in whole or in part at the discretion of the General Partner. Subscriptions will in any event only be accepted from those persons to whom the General Partner provides this private placement memorandum. Subscriptions from other persons will not be accepted.

         The General Partner in its discretion may require an investor to retain a purchaser representative in connection with the investor's evaluation of an investment in the Fund.

Contacting the Fund

         You can contact us by calling (212) 661-2640 or writing:

                  BMO Partners Fund, L.P.
                  360 Madison Avenue, 20th Floor
                  New York, New York 10017

                                                                      EXHIBIT A



           THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                            (Exhibit not included)

                                                                      EXHIBIT B


                           SUBSCRIPTION DOCUMENTS
                            (Exhibit not included)

                                                                      EXHIBIT C

                             FINANCIAL STATEMENTS
                            (Exhibit not included)